EXHIBIT 10.3
                             BASIC PLAN DOCUMENT 04
                                TABLE OF CONTENTS
SECTION ONE: DEFINITIONS
      l~01         Adoption Agreement                                         1
         1.02      Basic Plan Document                                        1
         1.03      Beneficiary                                                1
         1.04      Break in Eligibility Service                               1
         1.05      Break in Vesting Service                                   I
         1.06      Code                                                       1
         1.07      Compensation                                               1
         1.08      Custodian                                                  2
         1.09      Disability                                                 3
         1.10      Early Retirement Age                                       3
         1.11      Earned Income                                              3
         1.12      Effective Date                                             3
         1.13      Eligibility Computation Period                             3
         1.14      Employee                                                   3
         1.15      Employer                                                   3
         1.16      Employer Contribution                                      3
         1.17      Employment Commencement Date                               3
         1.18      Employer Profit Sharing Contribution                       3
         1.19      Entry Dates                                                3
         1.20      ERISA                                                      4
         1.21      Forfeiture                                                 4
         1.22      Fund                                                       4
         1.23      Highly Compensated Employee                                4
         1.24      Hours of Service                                           4
         1.15      Individual Account                                         5
         1.26      Investment Fund                                            5
         1.27      Key Employee                                               5
         1.28      Leased Employee                                            5
         1.29      Nondeductible Employee Contributions                       5
         1.30      Normal Retirement Age                                      5
         1.31      Owner-Employee                                             5
         1.32      Participant                                                6
         1.33      Plan                                                       6
         1.34      Plan Administrator                                         6
         1.35      PlanYear                                                   6
         1.36      Prior Plan                                                 6
         1.37      Prototype Sponsor                                          6
         1.38      Qualifying Participant                                     6
         1.39      Related Employer                                           6
         1.40      Related Employer Participation Agreement                   6
         1.41      Self-Employed Individual                                   6
         1.42      Separate Fund                                              6
         1.43      Taxable Wage Base                                          6
         1.44      Termination of Employment                                  6
         1.45      Top-Heavy Plan                                             6
         1.46      Trustee                                                    6
         1.47      Valuation Date                                             7
         1.48      Vested                                                     7
         1.49      Year of Eligibility Service                                7
       ASO         Year of Vesting Service                                    7


SECTION TwO: ELIGIBILITY PARTICIPATION

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         2.01      Eligibility To Participate                                 7
         2.02      PlanEntry                                                  7
         2.03      Transfer to or From Ineligible Class                       8
         2.04      Return as a Participant After Break in Eligibility
                   Service                                                    S
         2.05      Determinations Under This Section                          8
         2.06      Terms of Employment                                        S
         2.07      Special Rules Where Elapsed Time Method Is Being Used      S
         2.08      Election Not To Participate                                9
SECTION THREE: CONTRIBUTIONS
    3.01           Employer Contributions                                     9
    3.02           Nondeductible Employee Contributions                      11
    3.03           Rollover                                                  12
    3.04           Transfer Contributions                                    12
    3.05           Limitation on Allocations                                 12

SECTION FOUR: INDIVIDUAL ACCOUNTS OF PARTICIPANTS AND VALUATION
         4.01      Individual Accounts                                       16
         4.02      Valuation of Fund                                         16
         4.03      Valuation of Individual Accounts                          16
         4.04      Modification of Method for Valuing Individual Accounta    17
         4.05      Segregation of Assets                                     17
         4.06      Statement of Individual Accounts                          17
SECTION FIVE: TRUSTEE OR CUSTODIAN
    5.01           Creation of Fund                                          17
    5.02           Investment Authority                                      17
    5.03           Financial Organization Custodian or Trustee Without
                   Full Trust Powera                                         17
    5.04           Financial Organization Trustee With Full Trust Powers
                   and Individual Trustee                                    18
    5.05           Division of Fund Into Investment Funds                    19
    5.06           Compensation and Expenses                                 19
    5.07           Not Obligated to Question Data                            19
    5.08           Liability For Withholding on Distributions                20
    5.09           Resignation or Removal of Trustee (or Custodian)          20
    5.10           Degree of Care - Limitations of Liability                 20
    5.11           indemnification of Prototype Sponsor and Trustee
                   (or Custodian~                                            20
    5.12           Investment Managers                                       21
    5.13           Matters Relating to Insurance                             21
    5.14           Direction of Inve8tments by Participant                   22
SECTION SIX: VESTING AND DISTRIBUTION
        6.01       Distribution To Participant                               22
        6.02       Form of Distribution to a Participant                     25
        6.03       Distributions Upon the Death of a Participant             26
        6.04       Form of Distribution to Beneficiary                       26
        6.05       Joint and Survivor Annuity Requirements                   27
        6.06       Distribution Requirements                                 30
        6.07       Annuity Contracts                                         33
        6.08       Loans to Participants                                     33
        6.09       Distribution in Kind                                      34
        6.10       Direct Rollovers of Eligible Rollover
                   Distributions                                             34
        6.11       Procedure for Missing Participants or Henefician          35

SECTION SEVEN: CLAIMS PROCEDURE
        7.01       Filing a Claim for Plan Distributions                     35
        7.02       Denial of Claim                                           35
        7.03       Remedies Available                                        35
SECTION EIGHT: PLAN ADMINISTRATOR
    8.01           Employer is Plan Administrator                            36

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        8.02       Powers and Duties of the Plan Adininistrator              36
        8.03       Expenses and Compensation                                 37
        8.04       Information from Employer                                 37
SECTION NINE: AMENDMENT AND TERMINATION
        9.01       Right of Prototype Sponsor to Amend the Plan              37
        9.02       Right of Employer to Amend the Plart                      37
        9.03       Limitation on Power to Amend                              37
        9.04       Amendment of Vesting Schedule                             38
        9.05       Permanency                                                38
        9.06       Method and Procedure for Termination                      38
        9.07       Continuance of Plan by Successor Employer                 38
        9.08       Failure of Plan Qualification                             38
SECTION TEN: MISCELLANEOUS.
        10.01      State Comninnity Property Laws                            38
        10.02      Headings                                                  38
        10.03      Gender and Number                                         38
        10.04      Plan Merger or Consolidatiort                             39
        10.05      Standard of Fiduciary Conduct                             39
        10.06      General Undertating Of All Parties                        39
        10.07      Agreement Binds Heirs, Etc                                39
        10.08      Determination Of Top-Heavy Status                         39
        10.09      Special Ltmitations for Owner-Employees                   40
        10.10      Inalienability of Benefits                                41
        10.11      Cannot Eliminate Protected Benefits                       41
SECTION ELEVEN: 401(K) PROVISIONS
       11.100      Definitions                                               41
       11.101      Actual Deferral Percentage (ADP)                          41
       11.102      Aggregate Lirm                                            42
       11.103      Average Contribution Percentage (ACP)                     42
       11.104      Contributing Participant                                  42
       11.105      Contribution Percentage                                   42
       11.106      Contribution Percentage Amounts                           42
       11.107      Elective Deferrals                                        42
       11.108      Eligible Participant                                      42
       11.109      Excess Aggregate Contributions                            42
       11.110      Excess Contributions                                      43
       11.111      Excess Elective Deferrals                                 43
       11.112      Matcliing Contribution                                    43
       11.113      Qualified Nonelective Contributions                       43
       11.114      Qualified Matching Contributions                          43
       11.115      Qualifying Contributing Participant                       43
       11.200      Contributing Participant                                  43
       11.201      Requirements to Enroll as a Contributing Participant      43
       11.202      changing Elective Deferral Amounts                        43
       11.203      Ceasing Elective Deferrals                                44
       11.204      Return as a Contributing Participant After Ceasing
                   Elective Deferrals                                        44
       11.205      Certain On Time Irrevocable Elections                     44
       11.300      Contributions                                             44
       11.301      Contributions By Employer                                 44
       11.302      Matcbiing Contributions                                   44
       11.303      Qualified Nonelective Contributions                       44
       11.304      Qualified Matching Contributions                          44
       11.305      Nondeductible Employee Contributions                      44
       11.400      Nondiscrimination Testing                                 45
       11.401      Actual Deferral Percentage Test (ADP)                     45
       11.402      Limits on Nondeductible Employee Contributions and
                   Matching Contributions                                    46
       11.500      Distribution Provisions                                   47
       11.501      General Rule                                              47

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11.502    Distribution Requirements                                          47
11.503    Hardship Distribution                                              48
11.504    Distribution of Excess Elective Deferrals                          48
11.505    Distribution of Excess                                             48
11.506    Distribution of Excess Aggregate Contributions                     49
11.50?    Recharacterization                                                 50
11.508    Distribution of Elective Deferrals if Excess Annual Additions      50
11.600    Vesting                                                            50
11.601    100% Vesting on Certain Contributions                              50
11.602    Forfeitures and Vesting of Matching Contributions                  50


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QUALIFIED RETIREMENT PLAN AND TRUST Defined Contribution Basic Plan
Document 04

SECTION ONE
DEFTNITIONS
The following words and phrases when used in the Plan with initial capital leners shall, for the purpose of this Plan, have the meanings set forth below unless the context indicates that other meanings are intended:
1.01        ADOPTION AGREEMENT
            Means the document executed by the Employer through which it adopts the Plan and Trust and thereby agrees to he bound by all terms and conditions of the Plan and Trust.

1.02        BASIC PLAN DOCUMENT
            Means this prototype Plan and Trust document.

1.03        BENEFICIARY
            Means the individual or individuals designated pursuant to Section 6.03(A) of the Plan.

1.04        BREAKIN ELIGIBILTY SERVICE
            Means a 12 consecutive month period which coincides with an Eligibility Computation Period during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

1.05        BREAK IN VESTNG SERVICE
            Means a Plan Year (or other vesting computation period described in Section 1.50) during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service seecified in the Adoption Agreement for this purpose).

             1.106     CODE
                       Means the Internal Revenue Code of 1986 as amended from time-to-time.

             1.07      COMPENSATION

                       A.    Basic Definition
                             For Plan Years beginning on or after January
                             1,1989, the following definition of Compensation shall apply:

                             As elected by the Employer in the Adoption
                             Agreement (and if no election is made, W-2 wages will he deemed to have been selected), Compensation shall mean one of the following:

                                   1.W-2 wages. Compensation is defined as
                                   information required to be reported under Sections 6041 and 6051. and 6052 of the Code OWages, tips and other compensation as reported on Form W-2). Compensation is defined as wages withan the meaning of
                                   Section 3401(a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to flirnish the Employee a written statement under Sections 6041(d) and 6051(a)(3). and 6052 of the Code.
                                   Compensation must be determined without
                                   regard to any rules under Section 3401(a) that limit the remuneration included in wages bssed on the nature or location of the employment or the services performed (such as the exception for agricultural labor in
                                   Section 3401(a)(2)).

                             2. Section 3401(a) wages. Compensation is defined as wages within the meaning of
                                    Section 3401(a) of the Code, lor the
                                    purposes of income tax withholding at the source but determined without regard to any rules that litni? the retnuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

                             3. 415 safe-harbor compensation. Compensation is defined as wages, salaries, and fees for professional services and other amounts reeeived (without regard to whether or not an amount is pa!d in cash) for personal services actually redered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to. commissions paid salesmen. compensation for services on the basis of a percentage of profits, conttnissions on insurance pretniums, tips, bonuses, fringe benefits. and reimbursements or other expense allowaeces under a nonaccoutable plan (as described in 1.62-2(c)), and excluding the following:

                                    a.     Employer conrributions to a plan of
                                           deferred compensation which are not
                                           includible in the Employee's grnss
                                           income for the' taxable year in which
                                           contributed, or employer
                                           contributions under a stmplifled
                                           employee pension plan to the extent
                                           such con:tributions are deductible by
                                           the Employee, or any' distributions
                                           from a pian of deferred compensation;

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                       h.      Amounts realized from the exercjse of a
                               nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable o? is no longer subject to a substantial risk of forfeiture;

                       C. Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                       d. Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(13) of the Cede (whether or not the contributions are actually excludable from the gross income of the Employee).

                  For any Self-Employed Inaividual covered under the Plan, Compensation will mean Earned Income.

           B.     Determination Period And Other Rules
                  Compensation shall include only that Compensation which is actually paid to the Pan icipant during the determination period. Except as provided elsewhere in this Plan, the determination period shall be the Plan Year unless the Employer has selected another period in the Adoption Agreement. If the Employer makes no election, the determination period shall be the Plan Year,

                  Unless otherwise indicated in the Adoption Agteement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(e)(3), 402(h)(l)(13) or 403(1,) of the
                  Code.

                  Where this Plan is being adopted as an amendment and restatement to bring a Prior Plan into compliance with the Tax Reform Act of 1986, such Prior Plan's definition of Compensation shall apply for Plan Years beginning before January 1,1989.

           C.     Limits On Compensation
                  For years beginning after December 31, 1988 and before January 1.1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determlnation period shall not exeeed $200,000. This limitation shall be adjusted by the Secreary at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in efibet on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990.

                  For Plan Years beginning on or after January 1, 1994, the anmial Compensation of each Participant taken into account for determining all benefits provided undtr the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the wst~of-living in accordance with Section 401(a)(17)(11) of the Iteernal Revenue Code. The cost~f-living adjustment in effbct for a calendar year applies to any determination period beginning in such calendar year.

                  If the period for determining Compensation used in calculating an Employee's allocation for a determination period is a short Plan Year (i.e., snorter than 12 months), the arurtal Compensation limit is an amount equal to the otherw'ise applicable annual Comperisation limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12.

                  In determining the Compensation of a Prrticipant for purposes of this limitation. the rules of Section 414(q)(6) of the Code shall apply, except in applying such r'ules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level, if this Plan provides for permitted disparity), the limitation shall be prorated among the affected hidividuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

                  If Compensation for any prior determination period is taken into account in determining an Employee's allocations or benefits for the current determination period. the Compensation for such prior determination period is subject to the applicable annual Compensation limit in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Compensation limit in effect for determination periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1,1994, the annual Compensation limit in effect for determination periods beginning before that date is $150,000.

1.08
CUSTODIAN
Means an entity specified in the Adoption Agreement as Custodian or any duly appointed successor as provided in Section 5.09.

1.09         DISABILITY
            Unless the Employer has elected a different definition in the Adoption Agreement, Disability means the inability to engage in any substantial, gainill activity by reason of any medically determinable physicai or mental impairment that can be expected~to result in death or which has tasted or can he expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.
1.10        EARLY REITREMENT AGE
            Means the age specified in the Adoption Agreement. The Plan will not have an Early Retirement Age if none is specified in the Adoption Agreement.

1.11        EARNED INCOME
            Means the net earnings from self-employment in the trade or bwi ness with respect to which the Plan is established, for which personal services of the individual are a material incomeftociucing factor. Net earnings will be determined without regard to items not included !n gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code.

            Net earnings shall be determinetl with regard to the deduction allowed to the Employer by Section 164(1) of the Code for taxable years beginning after December 31,1989.

1.12        EFFECTIVE DATE
            Means the date the Plan becomes effective as indicated in the Adoption Agreetnent. However, as indicated in the Adoption Agreement, certain provisions may have specific effective dates. Further, where a separate date is stated in the Plan as of which a particular Plan provision becomes effective, such date will control with respect to that provision.

1.13        ELIGIBILIW COMPUTAnON PERIOD
An Employee's initial Eligibility Computation Period shall be the 12 consecutive month period commencing on the Employee's Employment Commencement Date. The Employee's subsequent Eligibility Computation Periods shall be the 12 consecutive month periods commencing on the anniversaries of his or her Employment Commencement Date; provided, however, if pur'suant to the Adoption Agreement, an Employee is required to complete one or less Years of Eligibility Service to become a Participant, then his or her subsequent Eligibility Computation Periods shall be the Plan Years commencing with the Plan Year beginning dun~ his or her initial Eligibility Computation Period. An Employee does not complete a Year of Eligibility' Service before the end of the 12 consecutive month period regardless of when during such period the Employee completes the required number of Hours of Service.

1.14        EMPLOYEE
            Means any person employed by an Employer maintaining the Plan or of any otleer employer required to be aggregated with such Employer under Sections 414q,), (c), Cm) or (o) of the Code.

            The term Employee shall also include any letaeetl Employee deemed to be an Employee of any Employer described in the previous paragraph as provided in Section 414(n) or (o) of the Code.

1.15        EMPLOYER
            Means any corporation, partnership, sole-proprietorsltip or other entity, named in the Adoption Agreement and any successor who by merger, consolidation, purchase or otherwise ausumes the obligations of the Plan. A partnership is considered to be the Employer of each of the partners and a sole-proprietorship is considered to be the Employer of a sole proprietor. Where this Plan is being maintained by a union or other entity, that represents its member Employees in the negotiation of collective bargaiining agreements, the terttn Employer shall mean such union or other entity.

1.16       EMPLOYER CONTRIBUTiON
           Means the amount contributed by the Employer each year as determined under this Plan.

1.17       EMPLOYMENT COMMENCEMENT DATE
           An Employee's Employment Commencement date means the date the Employee first performs an Hour of Service for the Employer.

1.18       EMPLOYER PROFIT SHARING CONTRIBUTION
           Means an Employer Contribution made pursuant to the Section of the Adoption Agreement tided "Employer Profit

           Sharing Contributions". The Employer may make Employer Profit Sharing Contributions without regard to current or accumulated earnings or profits.

1.19       ENTRY DATES
           Means the fir,st day of the Plan Year and the first day of the seventh month of the Plan Year. unless the Employer has specified different dates in the Adoption Agreement.

            ERISA
            Means the Employee Retirement Income Security Act of 1974 as amended from time-to-time.

1.21        FORFEITURE
            Means that portion ofa Participant's Individual Account derived from Employer Contributions which he or she is not entitled to receive (i.e., the nonvested ponion).

1.22        FUND
            Means the Plan assets held by the Trustee for the Participants' exclusive benefit.

1.23        HIGHLY COMPENSATED EMPLOYEE
            The term Highly Compensated Employee includes highly compensated active employees and highly compensated former employees.

            A highly compensated active employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (a) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); 0,) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or Cc) was an officer of the Employer and received Compensation during such year that is greater than 30% of the dollar limitation in effect under Section 4l5~)(l)(A) of the Code. The term Highly Compensated Employee also includes: (a) Employees who are both describe:l in the preceding sentence if the term "determination year" IS substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (b) Employees who are 5% owners at any time during the look-back year or determination year.

            If no officer has satisfied the Compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

            For this purpose, the determination year shall BE the Plan Year. The look-back year shall be the 12 month period immediately preceding the determination year.

            A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

            If an Employee is, during a determination year or look-back year, a frilily member of either a 5% owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees nnked on the basis of Compensation paid by the Employer during such year. then the family member and the 5% owner or top 10 Highly Compensated Employee shall be aggregated. In such case, the family member and 5% owner or top 10 Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the suun of such Compensation and contributions or benefits of the family member and 5% owner or top 10 Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

            The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top~paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

1.24        HOURS OF SERVICE - Means

            A, Each hour for which an Employee is paid, or entitled to payment, for the peeforniance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

            B. Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are lerformed (ineseective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of abserice. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calcnlated and credited pursuant to Section 2530.2001-2 of the Department of Labor Regulations which is incorporated herein by this reference; and

           C. Each hour for which back pay, ~spective of mitigation of damages. is either awarded or agreel to by the Employer. The same Hours of Service will not be credited both under paragraph (A) or paragraph $). as the case may be, and under thls paragtaph (C). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

            D. Solely for purposes of determining whether a Break in Eligibility Service or a Break in Vesting Service has occurred in a computation period (the computation period for purposes of determining whether a Break in Vesting Service has occurred is the Plan Year or other vesting computation period describetl in Section 1.50), an individual who is absent from w6rk for maternity or paternity reasons shall receiv6 credit for the Hours of Service which would othetwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (I) by reason of the pregnancy of the individual, by reason qf a birth of a child of the individual,
                  (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the Eligibility Computation Period or Plan Year or other vesting computation period described in
                  Section 1.50 in which the absence begins if the crediting is necessary to prevent a Break in Eligibility Service or a Rreak in Vesting Service in the applicable period, or (2) in all other cases, in the following Eligibility Computation Period or Plan Year or other vesting computation period described in
                  Section 1.50.

            E. Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under
                  Section 414~) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the adopting Employer is a member. and any other entity required to be aggregated with the Employer pursuant to
                  Section 414(o) of the Code and tne regulations thereunder.

                  Hours of Service will also be credited for any individual cionsidered an Employee for purposes of this Plan under Code Sections 414(n) or 414(o) and the regulations thereunder.

            F. Where the Employer maintains the plan of a predecessor employer. service for such predecessor employer shall be treated as service for the Employer.

            G. The above mettiod for determining Hours of Service may be altered as specified~in the Adoption Agreement.

1.25        INDIVIDUAL ACCOUNT
            Means the account established and maintained under this Plan for each Participant in accordance with Section 4.01.

1.26        INVESTMENT FUND
            Means a subdivision of the Fund established puasuant to Section
            5.05.

1.27        KEY EMPLOYEE
            Means any person who is determined to be a Key Employee under
            Section 10.08.

1.28        LEASED EMPLOYEE
            Means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organintion") has performed services for the recipient (or for the recipient and related persons determined in accordance with
            Section 414(n)(6) of the Code) on a substantially frill time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer. Contributions or benefits provided a leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

            A Leased Employee shall not be considered an Employee of the recipient if: (1) such employee is covered by a money putclsase pension plan providing: (a) a nonintegrated employer contribution rate of at least 10% of compensation, as defmed in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(e)(3), Section 402(h)(1)$) or
            Section 403~) of the Code, 0,) iennediate participation, and (c) foil and immediate vesting; and (2) laeased Employees do not constitute more than 20% of the recipient's noniiighiy compensated work force.

1.29        NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS
            Means any contribution made to the Plan by or on behalf of a Pttrtlcipant that is included in the Prrticipant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

1.30        NORMAL RETIREMENT AGE
            Means the age specified in the Adoption Ageeement. However, if the Employer enforces a mandatory retirement age which is less than the Normal Retirement Age. such mandatory age is deemed to be the Normal Retirement Age. If no age is specified in the Adoption Agreement, the Normal Retirement Age shall be age 65.

1.31        OWNER - EMPLOYEE
            Means an individual who is a sole proprietor. or who is a partner owmng more thati 10% of either the capital or profits interest of the partnership.

1.32        PARTICIPANT

            Means any Employee or former Employee offlie Employer who has met the Plan's eligibility requirements, has entered the Plan and who is or may become eligible to receive a benefit of any type from this Plan or whose Beneficiary may be eligible to receive any such benefit.

1.33        PLAN
            Means the prototype defined contribution plan adopted by the Employer. The Plan consists of this Basic Plan Document plus the corresponding Adoption Agreement as completed and signed by the Employer.

1.34        PLAN ADMINiSTRATOR
            Means the person or persons determined to be the Plan Administrator in accordance with Section 8.01.

1.35        PLAN YEAR
            Means the 12 consecuti* month period which coincides with the Employer's fiscal year or such ocher 12 consecutive month period as is designated in the Adoption Agreement.

1.36        PRIOR PLAN
            Means a plan which was amended or replaced by adoption of this Plan docnment as indicated in the Adoption Agreement.

1.37        PROTOTYPE SPONSOR
            Means the entity specified in the Adoption Agreement that makes this prototppe plan available to empl6yers for adoption.

1.38        QUALIFYING PARTICIPANT
            Means a Participant who has satisfied the requirements described in
            Section 3.01(b)(2) to be entitled to share in any Employer Contribution (and Foreitures, if applicable) for a Plan Year.

1.39        RELATED EMPLOYER
            Means an employer tt'at~may be required to be aggregated with the Employer adopting this Plan for certain qualification requirements under Sections 414q,), (c). (m) or (o) of the Code (or any other employer that has ownership in common with the Employer). A Related Employer may participate in this Plan if so indicated in the Section of the Adoption Agreement tided '"Employer Information" or if such Related Employer executes a Related Employer Participation Agreement.

1.40        RELATED EMPLOYER PARTICIPATION AGREEMENT
            Means the agreement under this prototype Plan that a Related Employer may execute to participate in this Plan.

1.41        SELF-EMPLOYED INDIVWIDUAL
            Means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Inccne but for the fact that the trade or business had no net profits for the taxable year.

1.42        SEPARATE FUND
            Means a subdivision of the Fund held in the name of a particular Prrticipant representing certain assets held for that Participant. The assets which comprise a Participant's Separate Fund are those assets eaaatarked for him ot her and those assets subject to the Participant's individual direction pursuant to Section 5.14.

1.43        TAXABLE WAGE BASE
            Means, with reppect to any taxable year, the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.

1.44        TERMINATION OF EMPLOYMENT
            A Termination of Employment of an Employee of an Employer shall occur wbenever his or her status as an Employee of such Employer ceases for any reason other than death. An Employee who does not return to work for the Employer on or before the expiration of an authorieed leave of absence from such Employer shall be deemed to have incurred a Termination of Employment when such leave ends.

1.45        TOP-HEAVY PLAN
            This Plan is a TorHeavy Plan for any Plan Year if it is determined to be such pursuant to Section 10.08.

1.46        TRUSTEE
            Means an individual, individuals or corporation specified in the Adoption Agreement as Trustee or any duly appointed suceessor as provided in Section 5.09. Trustee shall mean Custodian in the event the financial organization named as Trustee does not have foil trust powers.

            1.47    VALUATION DATE
                       Means he date or dates as specified in the Adoption Agreement. If no date is specified in the Adoption Agreement, the Valuation Date shall be the last day of the Plan Year and each other date designated by the Plan Administrator which is selected in a uniform and nondiscriminatory manner when the assets of the Fund are valued at their then fair market value.

1.48
                      VESTED
                      Means nonforfeitable, that is. a claim which is unconditional and legally enforceable against the Plan obtained by a Participant or the Participant's Beneficiary to that part of an immediate or deferred benefit under the Plan which arises from a Participant's Years of Vesting Service.

             1.49      YEAR OF ELIGIBILITY SERVICE
                       Means a 12 consecutive month period which coincides with an Eligibility Computation Period during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose). An Employee does not complete a Year of Eligibility Service before the end of the 12 consecutive month period regardless of when during such period the Employee completes the required number of Hours of Service.

             1.50      YEAR OF VESTING SERVICE
                       Means a Plan Year during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose). Notwithstanding the preceding sentence, where the Employer so indicates in the Adoption Agreement, vesting shall be computed by refernnce to the 12 consecutive month period beginning with the Employee's Employment Commencement Date and each successive 12 month period cornmencing on the anniversaries thereof.

                       In the case of a Participant who has S or more consecutive Breaks in Vesting Service, all Years of Vesting Service after such Breaks in Vesting Service will be disregarded for the purpose of determining the Vested portion of his or her Individual Account derived from Employer Contributions that accrued before such breaks. Such Participant's prebreak service will count in vesting the postbreak Individual Account derived from Employer Contributions only if either.

                       (A) such Participant laad any Vested right to any portion of his or her Individual Account derived from Employer Contributions at the time of his or her Termination of Employment; or

                       (13) upon returning to service, the nutnber of consecutive Breaks in Vesting Service is less than his or her number of Years of Vesting Service before such bruks.

                       Separate subaccounts will be maintained for the Participant's prebreak and postbreak portions of his or her Individual Account derived from Employer Contributions. Both subaccounts will share in the gains and losses of the Fund.

                       Years of Vesting Service shall not include any period of time excluded from Years of Vesting Service in the Adoption Agreement.

                       In the event the Plan Year is changed to a new 12-month period, Employees shall receive credit for Years of Vesting Service, in accordance with the preceding provisions of this definition, for each of the Plan Years (the old and new Plan Years) which overlap as a restilt of such change.


SECTION TwO
ELIGIBILITY AND PARTICIPATION
2.01       ELIGIBILITY TO PARTICIPATE
            Each Employee of the Employer, except those Employees whb belong to a class of Employees which is excluded from participation as indicated in the Adoption Agreement. shall be eligible to participate in this Plan upon the satisfaction of the age and Years of Eligibility Service requiretnents specified in the Adoption Agreement.

           2.02    PLAN ENTRY

                       A. If this Plan is a replacement of a Prior Plan by amendment or restatement, each Employee of the Employer who was a Participant in said Prior Plan before the Effective Date shall continue to be a Participant in this Plan.

                       B. An Employee will became a Participant in the Plan as of the Effective Date if the Employee has met the eligibility requirmnenu of Section 2.01 as of such date. After the Effective Date, each Employee shall become a Participant on the first Entry Date following the date the Employee satisfies the eligibility requirements of Section 2.01 unless otherwise indicated in the Adoption Agreement.

           C. The Plan Administrator shall notify each Employee who becomes eligible to be a Participant under this Plan and shall firnish the Employee with the application form, enrollment forms or other documents which are required of Participants. The eligible Employee shall execute such forms or documents and make available such information as may be required in the administration oftie Plan.

2.03
TRANSFER TO OR FROM INELIGIBLE CLASS
If an Employee who had been a Participant becomes ineligible to participate because he or she is no longer a member of an eligible class of Employees, but has not incurred a Break in Eligibility Service, such Employee shall participate immediately upon his or her return to an eligible class of Employees. If such Employee incurs a Break in Eligibility Service, his or her eligibility to participate shall be determined by Section 2.04.

            An Employee who is not a member of the eligible class of Employees will become a Participant immediately upon becoming a member of the eligible class provided such Employee has satisfied the age and Years of Eligibility Service requirements. If such Employee has not satisfied the age and Years of Eligibility Service requirements as of the date he or she becomes a member of the eligible class, such Employee shall become a Participant on the first Entry Date following the date he or she satisfies those requirements unless otherwise indicated in the Adoption Agreement.

2.04       RETURN AS A PARTICIPANT AFTER BREAK IN ELIGIBILny SERVICE

           A. Employee Not Participant Before Break - If an Employee incurs a Break in Eligibility Service before satisiying the Plan's eligibility requirements, such Employee's Years of Eligibility Service before such Break in Eligibility Service will not be taken into account.

           B. Nonvested Participants - In the case of a Participant who does not have a Vested interest in his or her Individual Acconnt derived from Employer Contributions, Years of Eligibility Service before a period of consecutive Breaks in Eligibility Service will not be taken into account for eligibility purposes if the number of consecutive Breaks in Eligibility Service in such period equals or exceeds the greater of S or the aggregate number of Years of Eligibility Service before such break. Such aggregate number of Years of Eligibility Service will not include any Years of Eligibility Service disregarded under the prcceding sentercce by reason of prior breaks.

                  If a Participant's Years of Eligibility Service are disregartled pursuant to the preceding paragraph. such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Eligibility Service may not be disregaraled pursuant to the preceding paragraph, suet' Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.

           C. vested Participants - A Participant who has sustained a Break in Eligibility Service and who had a Vested interest in all or a portion of his or her Individual Account derived from Employer Contributions shall continue to participate in the Plan, or, if terminated, shall participate immediately upon teemploymettt.

2.05        DETERMINATIONS UNDER THIS SECTION
            The Plan Administrator shall determine the eligibility of each Employee to be a Participant. This determination shall be conclusive and binding upon all persons except as otherwise provided herein or by law.

2.06        TERMS OF EMPLOYMENT
            Neither the tact of the establishment of the Plan nor the fact that a common law Employee has become a Participant slaali give to that common law Employee any right to continuetl employment; nor shall either fact limit the right of the Employer to disclaarge or to deal otherwise with a common law Employee without regard to the effect such treatment may have upon the Employee's rights under the Plan.

2.07
SPECIAL RULES WHERE ELAPSED TIME METHOD IS BEING USED
This Section 2.07 shall apply where the Employer has indicated in the Adoption Agreement that the elapsed time method will be used. When this Section applies, the definitions of year of serv'ice, break in service and hour of service in this Section will replace the definitions of Year of Eligibility Service, Year of Vesting Service, Break in Eligibility Service, Break in Vesting Service and Hours of Service found in the Definitions Section of the Plan (Section One).

            For purposes of determining an Employee's initial or continued eligibility to participate in the Plan or the Vested interest in the Participant's Individnal Account tm'ance derived from Employer Contributions, (except for periods of service which may be disregattled on account of the "rule of parity" described in Sections 1.50 and 2.04) an Employee will receive credit for the aggregate of all time period(s) commencing with the Employee's first day of employment or reemployment and ending on the date a break in service begins. The first day of employment or reetnployment is the first day the Employee peiforms an hour of service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

                      For purposes of this Section, hour of service will mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer, Break in service is a period of severance of at least 12 consecutive months. Period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retir'es, quits or is discharged. ot if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

                      In the case of an individual who is absent from work for maternity or paternity reasons, the 12 consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. For putposes of this paragraph, an absence from work for maternity or paternity reasons means an absence
                      (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

                      Each Employee will share in Employer Contributions for the period beginning on the date the Employee commences panicipation under the Plan and ending on the date on which such Employee severs employment with the Employer or is no longer a member of an eligible class of Employees.

                      If the Employer is a member of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(1)) of the Code), a group of trades or businesses under common control (under
                      Section 414(c) of the Code), or any other entity required to be~aggregaed with the Employer pursuant to Section 414(o) of the Code, service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under Section 414(n) or Section 414(o) to be considered an Employee of any Employer aggregated under Section 414(1)), (c), or (m) of the Code.

            2.08   ELECTION NOT TO PARTICIPATE

                      This Section 2.08 will apply if this Plan is a nonstandardized plan and the Adoption Agreement so prov ides. If this Section applies. then an Employee or a Participant may elect not to par'ticipate in the Plan for one or more Plan Years. The Employer may not contribute for an Employee or Participant for any Plan Year during which such Employee's or Participant's election not to participate is in effect. Any election not to participate must be in writing and filed with the Plan Administrator.

                      The Plan Administrator shall establish such uniform and nondiscriminatory rules as it deems necessary or advisable to carry out the terms of this Section, including, but not limited to, rules prescribing the timing of the filing of elections not to participate and the procedures for electing to re-participate in the Plan.

                      An Employee or Participant continues to earn credit for vesting and eligibility purposes for each Year of Vesting Service or Year of Eligibility Service he or she completes and his or her Individual Account (if any) will share in the gains or losses of the Fund during the periods he or she elects not to participate.

SECTION THREE  CONTRIBUTIONS

             3.01     EMPLOYER CONTRIBUTIONS

                       A. Obligation to Contribute - The Employer shall make contributions to the Plan in accordance with the contribution formula specified in the Adoption Agreement. If this Plan is a profit sharing plan. the Employer shall, in its sole discretion, make contributions without regard to cueent or accumulated earnings or profits.

                       B. Allocation Formula and the Right to Share in the Employer Contribution -

                             1. General - The Employer Contribution for any Plan Year will be allocated or contributed to the Individual Accounts of Qualifying Participntts in accordance with the allocation or contribution formula specified in the Adoption Agreement. The Employer Contribution for any Plan Year will be allocated to each Participant's Individual Account as of the last day of that Plan Year.

                                  Any Employer Contribution for a Plan Year must satisfy Section 401 (a)(4) and the regulations thereunder for such Plan Year.

                             2. Qualifying Participants - A Participant is a Qualifying Participant and is entitled to share in the Employer Contribution for any Plan Year if the Participant was a Participant on at least one day during the Plan Year and satisfies any additional conditions specified in the Adoption Agreement. If this Plan is a staindardized plan, unless the Employer specifies more favorable conditions in the Adoption Agreement, a Participant will not he qualifying Participant for a Plan Year if he or she incurs a Termination of Employment during such Plan Year with not more thau 500 Hours of Service if he or~se is not an Employee on the last day of the Plan Year. The determination of whether a Participant is entitled to share in the Employer Contribution shall be made as of the last day of each Plan Year.

      3. Special Rules for Integrated Plans - This Plan may not allocate contributions based on an integrated formula if the Employer maintains any other plan that provides for allocation of contributions based on an integrated formula that benefits any of tie same Participants. If the Employer has selected the integrated contribution or allocation formula in the Adoption Agteement, then the maximum disparity rate shall be determined in accordance with the following table.

                                               MAXIMUM DISPARITY RATE
                                                         Top-Heavy              Nonstandardized and
Integration Level                Money Purchase          Profit Sharing       Non-Top-Heavy Profit Sharing
Taxable Wage Base (TWB)             5.7%                     2.7%                       5.7%

More than $0 but not more
than 20% of TWB                      5.7%                     2.7%                       5.7%

More than 20% of TWB but
not more than 80% ofTWB             4.3%                     1.3%                       4.3%

More than 80% of TWB but
not more than Twil                  5.4%                     2.4%                       5.4%


C. Allocation of Forfeitures - Forfeitures for a Plan Year which arise as a result of the application of Section 6.01(D) shall be allocated as follows:

            1.Profit SItaring Plan - If this is a profit sharing plan. unless the Adoption Agreement indicates otherwise, Forfeitures shall be allocated in the mariner provided in Section 3.01$) (for Employer Contributions) to the Individual Accounts of Qualifying Participants who are entitled to share in the Employer Contribution for such Plan Year. Forfeitures shall be allocated as of the last day of the Plan Year during which the Forfeiture arose (or any subsequent Plan Year if indicated in the Adoption Agreement).

      2. Money Purchase Pension and Target Benefit Plan - rf this Plan is a money purchase plan or a target benefit plan, unless the Adoption Agreement indicates otherwise, Forfeitures shall be applied towards the reduction of Employer Contributions to the Plan. Forfeitures shall be allocated as of the lastday of the Plan Year during which the Forfeiture arose (or any subse:luent Plan Year if irttlicated in the Adoption Agreement).

D. Timing of Employer Contribution The Employer Contribution for each Plan Year shall be delivered to the Trustee (or Custodian, if applicable) not later than the due date for filing the Employer's income tax return for its fiscal year in which the Plan Year ends, including extensions thereof.

E. Minimum Allocation for Top-Heavy Plans - The contribution and allocation provisions of this Section 3.01(E) shall apply for any Plan Year with respect to which this Plan is a TowHeavy Plan.

            1.Except as otherwise provided in (3) and (4) below, the Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Compensation or (in the case where the Employer has to defiitetl benefit plan which designates this Plan to satisfy
            Section 401 of the Codd) the largest percentage of Employer Contributions and Forfeitures, as a pecenage ofthe ftrst $200,000 ($150,000 for Plan Years beginning after December 31, 1993), (increased by any cost of living adjustment made by the Secretary of Treasry or the Secretary's delegate) of the Key Employee's Cotnpensation, allocated on behalf of any Key Employee for that year. The minirnum allocation is determined without regard to any Social Seurity contribution. The Employer may, in the Adoption Agreement, limit the Participants who are entitled to rcceive the minitnum allocation. This minimum allocation shall be made even though under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (a) the Participant's failure to complete 1.000 Hours of Service (or any equivalent provided in the Plan), or Eb) the Participant's failure to make mandatory Nondeductible Employee Contributions to the Plan, or (c) Compensation less than a stated amount.

      2. For purposes of computing the minlmum allocation, Compensation shall mean Compensation as defined in Section 1.07 of the Plan and shall include any amottnts contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(e)(3), 402(11)(I)$) or 403~)
            of the Code even if the Employer has elected to exclude such contributions in the definition of Compensation used for other putposes under the Plan.

                3. The provision in (1) above shall not apply to any Panicipant who was not employed by the Employer on the last day of the Plan Year.

                4. The provision in (1) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the adoption agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

                S. The minimum allocation required under this Section 3.O1E) and Section 3.Ol(I)(1) (to the extent required to be nonforfeitable under Code Section 416cb)) may nor be forfeited under Code Section 411(ay3)(13) 0r411(a)(3)CD).

           F. Special Requirements for Paired Plans - The Employer maintains paired plans if the Employer has adopted both a standardized profit sharing plan and a s~ndardized money purchase pension i,lan using this Basic Plan Document.

                1. Minimum Allocation - When the paired plans are towheavy, the top-heavy requirements set forth in Section 3.01~)(1) ofthe Plan shall apply.

                       a. Same eligibility requirements. In satisfying the top-heavy minirnum allocation requirements set forth in Section 3.01 CE) of the Plan, if the Employees benefiting under each of the paired plans are identical, the top~heavy minimum allocation shall be made to the money purchase pension plan.

                      b. Different eligibility requirements. In satisfying the tol-heavy minimum allocation req tiirements set forth in Section 3.O1E) of the Plan, if the Employees benefiting under each of the paired plans are not identical, the top~heavy minimum allocation will be niatle to both of the paired plans.

                       A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deetned to receive an allocation in accordance with
                       Section 1 .410(!,)-3(a).

                2. Only One Plan Can Be Integrated - If the Employer maintains paired plans. only one of the Plans may provide for the disparity in contributions which is permitted under Section 401(I) of the Code. In the event that both Adoption Agreements provide for such integration, only the money purchase pension plan shall be deemed to be integrated.

           G. Return of the Employer Contribution to the Employer Under Special Circumstances - Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

                  In the event that the Commissioner of Interntl Re, venue determines that the Plan is not initially qualified under the Code, any contributions made incident to that initial qualification by the Employer must be returnetl to the Employer within oneyear after the date the initial qualification is denied, but only if the application for qualification is rnade by the time prescribed by law for filing the Employcras return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

                In the event that a contribution made by the Employer under this Plan is conditioned on deductibility and is not deductible under Code Section 404, the contribution, to the extent of the amount disallowed, must be returned to the Employer within one year after the deduction is disallowed.

           H.   Omission of Participant

                      1.If the Plan is a money purchase plan or a target benefit plan and, if in any Plan Year, any Employee who should be included as a Participant is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer tor the year has been mittle and allocated. the Employer shall make a subsequent contribution to include earn- thereon, with respect to the omitted Employee in the amount which the Ernplbyer would have contributed with respect to that Employee had he or she not been omitted.

                2. If the Plan is a profit sharing plan, and if in any Plan Year, any Employee who should be included as a Participant is erroDeously omitted and discovery of such omission is not made until after the Employer Contribution has been made and allocated, then the Plan Adininistrator must re-do the allocation (if a corccction can be made) and infbrm the Employee. Alternatively, the Employer may choose to contribute for the omitted Employee the amount to include earnings thereon, which the Employer would have contributed for the Employee.

3.02        NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS.
            This Plan will not accept Nondeductible Employee Contributions and matching contributions for Plan Years beginning after the Plan Year in whicli this Plan is adopted by the Employer. Nondeductible Employee Contributions for Plan Years beginning after December 31, 1986, together with any matching contributions as defined in Section 401(m) of the Code, will be limited so as to meet the nondiscrimination test of Section 401(m) of the Code.

            A separate account will be maintained by the Plan Administrator for the Nondeductible Employee Contributions of each Participant.

            A Participant may. upon a written request subrniued to the Plan Administrator withdraw the lesser of the portion of his or her Individual Account attributable to his or her Nondeductible Employee Contributions or the amount he or she contributed as Nondeductible Employee Contributions.

            Nondeductible Employee Contributions and earnings thereon will be nonforfeitable at all times. No Forfeiture will occu. solely as a result of an Employee's withdrawal of Nondeductible Employee Contributions.

            The Plan Administrator will not accept deductible employee contributions which are made for a taxable year beginning after December 31, 1986. Contributions nade prior to that date will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses of the Fund in the same manner as described in Section 4.03 of the Plan. No part of the deductible employee contribution account will be used to purchase life insurance. Subject to Section 6.05. joint and survivor annuity requirements (if applicable). the Participant may withdraw any part of the deductible employee contribution account by mikcing a written application to the Plan Administrator.

3.03        ROLLOVER CONTRThUnONS
            If so indicated in the Adoption Agreement, an Employee may contribute a rollover contribution to the Plan. The Plan Administrator may require the Employee to submit a wrinen certification that the contribution qualifies as a rollover contribution under the applicable provisions of the Code. If it is later determined that all or pan of a rollover contribution was ineligible to be rolled into the Plan, the Plan Administrator shall direct that any ineligible amounts. plus earnings attributable thereto, be distributed from the Plan to the Employee as soon as administratively feasible.

            A separate account shall be maintained by the Plan Administrator for each Employee's rollover contributions which will be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Section 4.03 and shall be subject to the Plan's provisions governing distributions.

            The Employer MAY, in a uniform and nondiscriminatory manner, only allow Employees who have become Participants in the Plan to make rollover contributions.

3.04        TRANSFER CONTRIBUTIONS
            If so indicated in the Adoption Agreement, the Trustee (or Custotlian, if applicable) may receive any amounts transferred to it from the trustee or custodian of another plan qualified uner Code
            Section 401(a). If it is later determined that all or part of a transfer contribution was ineligible to be transferred into the Plan, the Plan Administrator shall direct that any ineligible amounts. plus earnings attributable thereto, be distributed from the Plan to the Employee as soon as administratively feasible.

            A serate account shall be maintained by the Plan Administrator for each Employee's transfer contributions which will be nonforfeitable at all times. Such account will share in the income anti gains and losses of the Fund in the manner described in Section 4.03 and shall be subject to the man's provisions governing distributions.

            The Employer may, in a uniform anti nondiscriminatory manner, only allow Employees who have become Participants in the Plan to make transfir contributions.

3.05  LIMITATIONS ON ALLOCATIONS

A. If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit find, as defined in Section 419(e) of the Code matintained by the Employer. or an individual medical account. as defined in Sectiori4lS(l)(2) of the Code, or a simplified employee pension plan, as defined in Section 408~) of the Code, maintained by the Employer, which provides an annual addition as defined in Section 3.OSE)(l). the following rules shall apply:

                  1. The amount of anuual additions which may be credited to the Participant's Individual Account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Individual Account would case the annual additions for the limltation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

                  2. Prior to determining the Participant's actual Compensation for the limitation year, the Employer may determine the naximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the limitation year. uniformly determined for all Panic ipants similarly situated.

      3 As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual Compensation for the limitation year.

      4. If pursuant to Section 3.OS(A)(3) or as a result of the allocation of Forfeitures there is an excess amount, the excess will be disposed ofas follows:

           a. Any Nondeductible Employee Contributions, to the extent they would reduce the excess amount. will be returned to the
                Participant:

           b. If after the application of paragraph (a) an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's Individual Account will be used to reduce Einployer Contributions (including any allocation of Forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary:

           c. If after the application of paragraph q)) an excess amount still exists, and the Participant is not covered by the Plan at the end of a limitation year the excess amount will be held unallocated in a suspense account. The suspense account will be appued to reduce fixture Employer Contributions (including allocation of any Forfeitures) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary:

           d. If a suspense account is in existence at any time during a limitation year pursuant to this Section, it will not participate in the allocation of the Fund's investment gains and losses, If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participants' Individual Accounts before any Employer Contributions or any Nondeductible Employee Contributions may be made to the Plan for that limitation year. Excess amounts may not be distributed to Participants or former Participants.

B. If, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a wel tire benefit Aind maintained by the Employer. an individual med ical account maintained by the Employer. or a simplified employee pension maintained by the Employer that provides an ar-mi addition as defined in Section 3.O5~)(l), during any limitation year, the following rules apply:

      1. The annual additions which may be credited to a Participant's Individual Account under this Plan for any such limitation year will not exceed the maximi;n permissible amount reduced by the annual additions credited to a Participant's Individual Account under the other qualified nsaster or prototype plans, welfire benefit finds, individual medical accounts and simplified employee pensions for the same limitation year. If the annual additions with respect to the Participant under other qualified naaster or prototype defined contribution plans. welfare benefit flinds, individual medical accounts and simplified employee pensions maintained by the Employer are less than the rnaximutn permissible amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Individual Account under this Plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and Ainds for the limitation year will equal the naaximuna permissible amount. If the ~nn',pI additions with respect to the Participant under such other qualified master or prototype defined contribution plans, welfare benefit Thrids, individual medical accounts and simplified employee pensions in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's Individual Account under this Plan for the limitation year.

      2. Prior to determining the Participant's actual Compentation for the limitation year, the Employer may determine the maximum permissible amount lor a Participant in the manner described in Section 3.OS(A)(2).

      3. As soon as is administratively feasible after' the end of the limitation year, the maximum pelnissible amount for the limitation year will be determined on the basis of the Participant's actual Compensation for the limitation year.

      4. If, pur"suant to Section 3.O5~)(3) or as a result of the allocation of Forfeinires a Participant's annual additions under' this Plan and such other plans would result in an excess amount for a limitation year. the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions anributable to a simplified employee pension will be deemed to have been allocated first. followed by annual additions to a welfare benefit find or individual medical account, regarrlless of the actual allocation date.

      5. If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan. the excess amount' attributed to this Plan will be the product of,

           a.   the total excess amount allocated as of such date, times

           b. the ratio of (I) the annual additions allocated to the Participant for the limitation year as of such date under this Plan to (ii) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified prototype defined contribution plans.

      6. Any excess amount anributed to this Plan will be disposed in the manner described in Section 3.0S(A)(4).

C. If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a master or prototype plan, annual additions which may be credited to the Panicipant~s Individual Account under this Plan for any limitation year will be limited in accordance with Sections 3.OSB)(1) through 3.05(13)(6) as though the other plan were a master or prototype plan unless the Employer provides other limitations in the Section of the Adoption Agreement titled "Limitation on Allocation - More Than One Plan."

D. If the Employer maintains, or at any time maintained4 a qualified defined benefit plan covering any Participant in this Plan, the sum of the participant's defined benefit plan fiaction and defined contribution plan fraction will not exceed 1.0 in any Itmitation year. The annual additions which may be credited to the Participant's Individual Account under this Plan for any limitation year will be limited in accordance with the Section of the Adoption Agreement titled "Limitation on Allocation - More Than One Plan."

E.    The following terms shall have the following meanings wben ueetl in this
      Section 3.05:

      1. Annual additions: The sum of the following amounts credited to a Participant's Individual Account for the limitation year:

           a.   Employer Contributions,

            b.  Nondeductible Employee Contributions,

           c.   Forfeirnres,

           d. amounts allocated, after March31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as annual additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a lecy employee, as defined in Section 419A(d)(3) of the Code, under a weltart benefit find. as defined in Section 419(e) of the Code, maintained by the Employer are treated as annual additions to a defined contribution plan. and

           e.   allocanons under a sinplifled employee pension.

            For this purpose, any excess amount applied under Section 3.05(A)(4) or 3.05$)(6) in the limitation year to reduce Employer Contributions will be considered annual additions for such limitation year.

      2. Compensation: Means Compensation as defined in Section 1.07 of the Plan except that Compensation for purposes of this Section 3.05 shall not include any amounts contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(e)(3), 402(11)(1)(11) or 403~) of the Code even if the Employer has elected to include such contributions in the definition of Compensation used for other purposes under the Plan. Further, any other exclusion the Employer has elected (such as the exclusion of certain tyees of pay or pay earned~betore the Employee enters the Plan) will not apply for purposes of this Section.

           Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is permanently and totttlly disabled (as defined in Section 22(e)(3) of the Code) is the Compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of Compensation paid immediately before beconiiing perinanently and totally disabled; such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in Section 414(q) of the Code) and contributions made on behalf of such Participant are nonforfeitable when made.

      3. Defined benefit fraction: A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar timltation determined for the limitation year under Section 415Th) and (d) of the Code or 140% of the highest average compensation, including any adjustments under Section 415~) of the Code.

     Notwithstanding the above, if the Participant was a Participant as of the first day of the first limitation year beginning after December31, [986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1,1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all limitation years beginning before January 1, 1987.

4. Defined contribution dollar limitation: $30,000 or if greater, one-fourth of the defined benefit dollar limitation set tordi in Section 415()))(1) of the Code as in efiect for the limitation year.

5. Defined contribution fraction: A flution, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years (including the annual additions auributable to the Participant's nondeductible employee contributions to all defined benefit plans. whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit hinds, as defined in Section 419(e) of the Code, individual medical accounts, and simplified employee pensions, maintained by the Employer), and the denominator of which is the Sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any limitation year is the lesser of 125% of the dollar limitation determined under Section 415~) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35% of the Participant's Compensation for such year.

      If the Employee was a Participant as of tile end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanentiy subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any ctllnges in tile terms and conditions ofthe Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Ijinitation year beginning on or after January 1,1987.

      The annual addition for any limitation yed beginning betore January 1,1987, slaa[l not be recomputed to treat all Nondeductible Employee Contributions as annual additions.

6. Employer: For purposes of this Section 3.05, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415qi)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415Qi)) or affiliated service groups (as defined in Section 414(m)) of which the adopting Employer is a part. and any other entity rejrn red to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

7. Excess amount: The excess of the Participant's annual additions for the linnation year over the maximum permissible amount.

8. Highest average compensation: The average compensation for the three consecutive years of service with the Employer that produces the highest average.

9. Limitation year: A caletndar year, or tile 12~nsecutive month period elected by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same limitation year. If the limitation year is amended to a different 12~neecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

10, Master or prototype plan: A plan the form of which is tile subject of a favorable opinion letter from the Internal Revenue Service.

11. Maximum permissible amount: The niiiximum ar-mi addition that may be contributed or allocated to a Participant's Individual Account under therlan for any limitation year shall not exceed the lesser of:

      a. the defined contribution dollar limitation. or
      b. 25% of the Participant's Compensation for the limitation year.

     The compensation limitation refened to in ~) shall not apply to any contribution for medical benefits (within the meaning of Section 401(11) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under Section 415(l)(l) or 419A(d)(2) of the Code.

                                  If a short Jimitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                                   Number of months in the shon limitation year
                                   --------------------------------------------
                                                   12

                             12.  Projected annual benefit: The annual
                                  retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                                  a. the Participant will continue employment
                                     until Normal Retirement Age under the Plan
                                     (or current age, if later), and

                                  b. the Participant's Compensation for the
                                     current limitation year and all other
                                     relevant factors used to determine benefits under the Plan will remain constant for all fliture limitation years.

                                 Straight life annuity means an annuity payable in equal installments for the life of the Participant that terminates upon the Participattts's death.

SECTION FOUR  INDWIDUAL ACCOUNTS OF PARTICIPANTS AND VALUATION

             4.01     INDIVIDUAL ACCOUNTS

                       A. The Plan Administrator shall establish and maintain an Individual Account in the name of each Participant to reflect the total value of his or her interest in the Fund. Each Individual Account established hereunder shall consist of such subaccounts as may be needed for each Participant including:

                             1. a subaccount to reflect Employer Contributions and Forfeitures allocated on behalf of a
                                  Participant:
                             2.   a subaccount to reflect a Participant's
                                  rollover contributions;
                             3.   a subaccount to reflect a Participant's
                                  transfer contributions;
                             4.   a subaccount to reflect a Participant's
                                  Nondeductible Employee Contributions: and
                             5.   a subaccount to reflect a Participant's
                                  deductible employee contributions.

                       B, The Plan Admirristrator may establish additional accounts as it may deem necessary' for the proper administration of the Plan, including, but not limited to. a suspense account for Forfbituees as required pursuant to Section 6.01w).

           4.02       VALUATION OF FUND
                      The Fund will be valued each Valuation Date at flair tuarket value.

           4.03       VALUATION OF INDIVIDUAL ACCOUNTS

                       A. Where all or a portion of the assets of a Participant's Individual Account are invested in a Separate Fund for the Participant, then the value of that portion of such Participant's Individual Account at any relevant time equals the sum of the flair market values of the assets in such Separate Fund, less any applicable charges or penalties.

                       B. The fair ruarket value of the renainder of each Individual Account is determined in the following manner:

                             1. First, the portion of the Individual Account invested in each Investment Fund as of the previous Valuation Date is determined. Each such portion is reduced by any withdrawal made from the applicable Investment Fund to or for the benefit of a Participant or the Participant's Beneficiary, flintier reduced by any amounts forfeited by the Participant pursuant to Section 6~O1~) and flintier reduced by any transfer to another Investment Fund since the previous Valuation Date and is increased by any amount transfrned from another Investment Fund since the previous Valuation Date. The resulting amounts are the net Individual Account portions invested in the Investment Funds.

                             2. Secondly, the net Individual Account portions invested in each Investmettt Fund are adjusted upwards or downwards, pro ran (i.e., ratio of each net Individual Account portion to the sum of all net Individual Account portions) sothat the sum of all the net Individual Account portions invested in AN Investment Fund will equal the then fair market value of the Investment Fund. Notwithstanding the previous sentence, ior the first Plan Year only, the net Individual Account portions shall be the sum of all contributions made to each Participant's Individual Account during the ftsst Plan Year.

                             3. Thirdly, any contributions to the Plan and Forfeitures are allocated in accordance with the appropriate allocation provisions of
                                  Section 3' For purposes of Section 4,
                                  contributions made by the Employer for any Plan Year but after that Plan Year will be considered to have been made on the last day of that Plan Year regardless of when paid to the Trustee (or Custod ian, if applicable).

                                  Amounts contributed between Valuation Dates will not he credited with investment gains or losses until the next following Valuation Date,

                             4 Finally, the portions of the rndivi dual Account invested in each Investment Fund (determined in accordance with (1), (2) and (3) above) are added together.

             4.04      MODIFICATION OF METHOD FOR VALUING INDIVIDUAL ACCOUNTS
                       If necessary or appropriate, the Plan Administrator may establish different or additional procedures (which shall be uniform and nondiscriminatory) for determining the fair market value of the Individual Accounts.

             4.05      SEGREGATION OF ASSETS
                       If a Participant elects a mode of distribution other than a lump sum, the Plan Administrator may place that Panicipant 'S account balance into.a segregated Investment Fund for the purpose of maintaining the necessary liquidity to provide benefit installments on a periodic basis.

             4.06     STAThMENT OF INDIVIDUAL ACCOUNTS
                      No later than 270 days after the close of each Plan Year, the Plan Adininistrator shall firnish a statement to each Participant indicating the Individual Account balances of such Participant as of the last Valuation Date in such Plan Year.


SECTION FIVE
TRUSTEE OR CUSTODIAN
5.01        CREATION OF FUND
            By adopting this Plan, the Employer establishes the Fund which shall consist of the assets of the Plan held BY THE Tr'ustee (or Cuodian, if applicable) pursuant to this Section 5. Assets within the Fund may be pooled on behalf of all Participants, eartnarketl on behalf of each Participant or be a combination of pooled and earmarked. To the extent that assets are earmarked for a particular Participant. they will be held in a Separate Fund for that Participant.

                       No part of the corpus or income of the Fund may be used for, or diverted to, puposes other than for the exclusive benefit of Participants or their Beneficiarles.

             5.02      INVESTMENT AUTHORITY
                       Except as provided in Section 5.14 (relating to individual direction of investments by Participants), the Employer, not the Trustee (or Custodian, if applicable), shall have exclusive management and control over the investment of the Fund into any permined investment. Notwithstanding the preceding sentence, a Trustee may make an agreement with the Employer whereby the Trustee will manage the uvet~ent of all or a portion of the Fund. Any such agreetnent shall be in writing and set forth such matters as the Trustee deems necessary or desirable.

            5.03
            FINANCIAL ORGANIZATION CUSTODIAN OR TRUSTEE WITHOUT FULL mUST POWERS This Section 5.03 applies wlieie a financial organization has indicated in the Adoption Agreement that it will serve, with respect to this Plan, as Cutoodian or as Trustee without hill tiust powers (under applicable law). Hereinafter, a financial organization Trt,stee without hill mast powers (under applicable law) shall be relened to as a Custodian. The Custodian shall have no discretionary authority with r'espect to the management of the Plan or the Fund but will act only as directed by the entity who has such authority.

                       A. Permissible Investments - The assets of the Plan shall be invested only in those investments which are available tlirough the Custodian in the ordinary course of business which the Cutoodian may legally hold in a qualified plan and which the Custodian cliooses to make available to Employers for qualified plan investments. Notwithstanding the preceding sentence, the Prototype Sponsor my, as a condition of making the Plan available to the Employer, limit the types ofproperty in which the assets ofthe Plan my be invested.

                       B. Responsibilities of the Custodian - The responsibilities of the Custodian shall be limited to the following:

                             1. To receive Plan contributions and to hold, invest and reinvest the Fund without distinction between principal and INTEREST; provided, bowever, that nothing iji this Plan shall require the Custodian to maintain physical custody of stock certificates (or other indicia of ownership of any type of asset) representing assets within the Fund;

                              2. To maintain accurate records of contributions, earnings, witlidrawals and other information the Custodian deems relevant with respect to the Plan;

                              3.  To make disbursemetits from the Fund to
                                  Participants or Beneficiaries upon the proper authorization of the Plan Administrator; and

                  4. To furnish to the Plan Administrator a statement which reflects the value of the investments in the hands of the Custodian as of the end of each Plan Year and as of any other times as the Custodian and Plan Administrator may agree.

             C. Powers of the Custodian - Except as otherwise provided in this Plan, the Custodian shall have the power to take any action with respect to the Fund which it deems necessary or advisable to discharge its responsibilities under this Plan including, but not limitetl to, the following powers:

                  1. To invest all or a portion of the Fund (including idle cash balances) in time deposits. savings accounts, money market accounts or similar investments bearing a reasonable rate of interest in the Custodian's own savings department or the savings department of another financial orgatnitation;

                  2, To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substimtion; to exercise any conversion privileges or subscription rights and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in. corporate reorganizations or other changes affecting corporate sectirities, and to pay any assessment or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks. bonds, securities or other property;

                  3. To hold securities or other property of the Fund in its own name. in the name of its nominee or in bearer fortn; and

                  4. To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

5.04
FINANCIAL ORGANIZATION TRUSTEE WITH FULL TRUST POWERS AND INDIVIDUAL ThUSThE This Section 5.04 applies where a financial organization has indicated in the Adoption Agreement that it will serve as Trustee with full trust powers. This Section also applies where one or more individuals are named in the Adoption Agreement to serve as Trustee(s).

             A. Permissible Investments - The Trustee may invest the assets of the Plan in property of any character, real or personal, inelutling, but not limited to the following: stoclts, including shu~ of open~nd investment companies (mutual firMs); bonds; notes; debeneures: options; limited partnership interests; mortgages; real estate or any interests therein; unit investment mists; Treasury Bills, and other U.S. Government obligations; common trust flinds, combined investment trusts, collective mist fonds or commingled firMs maintained by a bank or similar financial organization (whether or not the Trustee hereunder); savings accounts, time deposits or money market accounts of a bank or similar financial organization (whether or not the Trustee hereunder); annuity contracts; life insurance policies; or in such other investments as is deemed proper without regard to investtnents authorized by statute or rule of law governing the investment of trust funds but with regar:l to EUSA and this Plan.

                  Notwithstanding the precccling sentence, the Prototype Sponsor may, as a condition of making the Plan available to the Employer, limit the types of property in which the assets of the Plan may be invested.

             B. Responsibilines of the Truetee - The responsibilities of the Trustee shall be limited to the following:

                 1. To receive Plan contributions and to bold, invest and reinvest the Fund without distinction between principal and interest; provided, however, that nothi'ng in this Plan shall require the Trustee to maintain physical custody of stock certificates (or other indicia of ownership) representing assets within the Fund;

                 2. To maintain acurate records of contributions, earnings, withdrawals and other information the Trustee deems relevant with respect to the Plan;

                 3. To raake disbursements from the Fund to Participants or Beneficiaries upon the proper authorization of the Plan Adininistrator, and

                 4. To flinlish to the Plan Administrator a statement which reflects the value of the investments in the hands of the Trustee as of the end of each Plan Year and as of any other times as the Trustee and Plan Administrator may agree.

           C. Powers of the Trustee - Except as otherwise provided in this Plan, the Trustee shall have the power to take any action with respect to the Fund which it deems necessary or advisable to discharge its responsibilities under this Plan including, but not ljniitel to, the following powers:

                  I. To bold any securities or other property of the Fund in its own name, in the name of its nominee or in bearer fbrm;

                  2. To purchase or subscribe for securities issued. or real property owned, by the Employer or any trade or business under common control with the Employer but only if the prudent investment and diversification requirements of ERISA are satisfied;

                  3. To sell, exchange. convey, transfer or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

                  4. To vote upon any stocks, bonds, qr other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges or subscription rights and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in. corporate reorganintions or other changes iffecting corporate securities. and to delegate discretionary powers. and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stodIcs, bonds, securities or other property;

                  5. To invest any part or all of the Fund (including idle cash balances) in certificates of deposit, demand or time deposits, savings accounts, money market accottnts or similar investments of the Trustee (if the Trustee is a bank or similar financial organization), the Prototype Sponsor or any affiliate of such Trustee or Prototype Sponsor, which bear a reasonable rate of interest;

                  6. To provide sweep services without the receipt by the Trustee of additional compensation or other consideration (other than reimbursement of direct expenses properly and actually incurred in the performance of such services);

                  7. To hold in the form of cash for distribution or investment such portion of the Fund as. at any time and from time-t~time, the Trustee shall deetn prudent and deposit such cash in interest bearing or non' merest bearing accounts;

                  8. To make, execute, aclonowledge. and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers hejein granted;

                  9. To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defrnd suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and adrtiitisttative proceedings;

                  10. To employ suitable agents and counsel, to contract with agents to perform administrative and recordkeeping duties and to pay their reasonable expenses, fees and compensation, and such agent or coutssel may br may not be agent or counsel for the Employer;

                  11. To cause any part or all of the Fund, without limitation as to amount, to be commingled with the funds of other trusts (including trusts for qualified employee benefit plans) by causing such money to be invested as a part of any pooled, comtnon, collective or commingled trust find (including any such fond described in the Adoption Agreement) heretofore or hereafter created by any Trustee (if the Treestee is a bank), by the Prototype Sponsor, by any affiliate hank of such a Trustee or by such a Trustee or the Irototype Sponsor4 or by such an affiliate in participation with others; the instrument or instruments establishing such trust fond or fonds, as amended, being made part of this Plan and trust so long as any portion of the Fund shall be invested through the medium thereof; and

                  12. Generally to do all such acts, execute all such instruments, initiate such proceedings, and exercise all such rights and privileges with minion to property constituting the Fund as if the Trustee were the absolute owner thereof.

5.05        DIVISION OF FUND INTO INVESIMENT FUNDS
            The Employer may direct the Trustee (or Custodian) from tirne-to~timeto divide and redivide the Fund into one or more Investment Funds. Such Investment Funds may incltllde, but not be l~ted to. Investment Funds representing the assets under the control of an mvessment manager pursuant to Section 5.12 and Investment Funds representing investment options available for individual direction by Participants purstant to Section 5.14. Upon each division or redivision, the Employer may specify the part of the Fundto be allocated to each such Investment Fund and the terms and conditiotis, if any, under which the aesets in such Investment Fund shall be invested.

5.06
COMPENSATION AND EXPENSES
The Trustee (or Custodian, if applicable) shall receive such reasonable compensation as may be agreed upon by the Trustee (or Custodian) and the Employer. The Trusee (or Custodian) shall be entitled to reimbursement by the Employer for all proper expenses iteeuteed in carrying out his or her duties under this Plan. including raasonable legal. accounting and actrratial expenses. If not paid by the Employer, such compensation and expenses may be charged against the Fund.

            All taxes of any kindthatmay be levied or assessed under existing or future laws upon, or in respet of, the Fund or the income thereof shall be paid from the Fund.

5.07        NOT OBLIGATED TO QUESTION DATA
            The Employer shall furnish the Trustee (or Custodian, if applicable) and Plan Administrator the information which each party deems necessary for the administration of the Plan including, but not limited to. changes in a Participant's status, eligibility, mailing addresses and other such data as may be required. The Trustee (or Custodian) and Plan Administrator shall be entitled to act on such information as is supplied diem and shall have no duty or responsibility to further verify or question such information.

5.08       LIABILITY FOR WITHOLDING ON DISTRIBUTIONS
            The Plan Administrator shall be responsible for withholding federal income taxes from distributions from the Plan, unless the Participant (or Beneficiary, where applicable) elects not to have such taxes withheld. The Trustee (or Custodian) or other payor may act as agent for the Plan Administrator to withhold such taxes and to make the appropriate distribution reports, if the Plan Administrator ft' nnishes all the information to the Trustee (6R Custodian) or other pay or it may need to do withholding and reporting.

5.09
RESIGNATION OR REMOVAL OF TRUSTEE (OR CUSTODIAN)
The Trustee (or Custodian, if applicable) may resign at any time by giving 30 days advance written notice to the Employer. The resignation shali become effective 30 days after receipt of such notice unless a shorter period is agreed upon.

            The Employer may remove any Trustee (or Custodian) at any time by giving written notice to such Trustee (or Custodian) and such removal shall be effective 30 days after receipt of such notice unless a shorter period is agreed upon. The Employer shall have the power to appoint a successor, Trustee (or Custodian).

            Upon such resignation or removal, if the resigning or removed Trustee (OR Custodian) is the sole Trustee (or Custodian), he or she shall transfer all of the assets of the Fund then held by such Trustee (or Custodian) as expeditiously as possible to the successor Trustee (or Custodian) after paying or rreserving such reasonable amount as he or she shall deem necessary to provide for the expense in the settiemeet of the accounts and the amount of any compensation due him or her and any sums chargeable against the Fund for which he or she may be liable. rf the Funds as reserved are not sufficient for such putpose, then he or she shall be entided to reimbursement from the successor Trustee (or Custodian) out of the assets in the successor Trustee's (or Custodian's) hanas under this Plan. If the amount reserved shall be in excess of the amount actually needed, the former Trustee (or Custodian) shall return such excess to the successor Trustee (or Custodian).

           Upon receipt of the taansferred assees, the successor Trustee (or Custodian) shall thereupon succeed to all of the powers and responsibilities given to the Trustee (or Custodian) by this Plan.

           The resigning or removed Trustee (or Custodian) shall render an accounting to the Employer and unless objected to by the Employer within 30 days of its receipt, the accounting shall be deetned to have been approved and the resigning or removed trustee (or Custodian) shall be released and discharged as to all matters set forth in the accounting. Where a financial organization is serving as Trustee (or Custodian) and it is merged with or bought by another organization (or comes under the control of any federal or state agency), that organization shall serve as the successor Trustee (or Custodian) of this Plan, but only if it is the type of organization that can so serve under applicable law.

           Where the Trustee or Custodian is serving as a noribtrik trustee or custodian purstnantto Section 1.401-12(n) of the Income Tax Regulations, the Employer will appoint a successor Trustee (or Custodian) upon notification by the Commissioner of Internal Revenue that such substitution is required because the Trustte (or Custodian) has failed to comply with the requirements of Section 1.401-12(n) or is not keeping such records or making such returns or rendering such statements as are required by fomis or regulations.

5.10
DEGREE OF CARE - LIMITATIONS OF LIABILITY
The Trustee (or Custodian) shall not be liable for any losses incurred by the Fund by any direction to invest communicated by the Employer, Plan Ad(pound)ini'~tor, investment manager appointed pursuant to Section 5.12 or any Participant or Beneficiary. The Trustee (or Custodian) shall be under no liability for distributions made or other action taken or not taken at the written direction of the Plan Administitor. It is specifically understood that the Trustee (or Custodian) shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Empioyee to become a Participant or remain a

Participant her'eunder, the amount of benefit to which a Participant or Beneficiary shall be entided to receive hereunder, whether a distribution to Participant or Beneficiary is appropriate under the tertns of the Plan or the size and type of any policy to be purchased fiom any insurer for any Participant hereuntler or similar mailers', it being understootl that all such responsibilities under the Plan are vested in the Plan Administrator.

5.11
INDEMNIFICATION OF PROTOTYPE SPONSOR AND TRUSTEE (OR CUSTODIAN) Notwithstanlling any other provision herein, and except as may be otherwise provided by ERISA, the Employer shall indemnify and bold hatmless the Trustee (or Custodian, if applicable) and the Prototype Sponsor. their officers, directors, employees, agents, their heirs, executors, successors and assigns, from and against any and all liabilities, damages. judgments, settlements, losses, costs. charges, or expenses (including legal expensa~) at any time arising out of or incurred in conmnction with any action taken by such parties in the per'fo~tcce of their duties with respect to this Plan. unless there has been a final adjudication of gross negligence or willAil misconduct in the performance of such duties.

            Further, except as may be otherwise provided by EPISA, the Employer will indemnify the Trustee (or Custodian) and Prototype Sponsor from any liability, claim or expense (including legal expense) which the Trustee (or Custodian) and Prototype Sponsor shall incur by reason of or which results, in whole or in part, from the Trustee's (or Custodian's) or Prototype Sponsor's reliance on the tacts and other directions and elections th&Employer communicates or fails to communicate.

i12        INVESTMENT MANAGERS

           A. Definition of Investment Manager - The Employer may appoint one or more investment managers to make investment decisions with respect to all. or a portion of the Fund. The investment manager shalt be any firm or individual registered as an investment adviser under the Investment Advisers Act of 1940, a bank as defined in said Act or an insurance company qualified,under the laws of more than one state to perform services consisting of the management, acquisition or disposition of any assets of the Plan.

             B. Investment Manager's Authority - A separate Investtnent Fund shall be established representing the assets of the Fund invested at the direction of the investment manager. The investment manager so appointed shall direct the Trustee (or Custodian, if applicable) with respect to the investment of such Investment Fund. The investments which may be acquired at the direction of the investment manager are those described in
                  Section 5.03(A) (for Custodians) or Section 5.04(A) (for Trustees),

             C. Written Agreement - The appointment of any investment manager shall be by written agreement between the Employer and the investment manager and a copy of such agreement (and any modification or termination thereof) must be given to the Trustee (or Custodian).

                  The agreement shall set forth, among other matters, the efective date of the investment manager's appointrnent and an acknowledgement by the investment manager that it is a fiduciary of the Plan under ERISA.

             D. Concerning the Trustee (or Custodian) - Written notice of each appointment of an investment manager shall be given to the Trustee (or Custodian) in advance of the effective date of such appointment. Such notice shall specifi' which portion of the Fund will constitute the Investment Fund subject to the investment manager's direction. The Trustee (or Custodian) shall comply with the investment direction given to it by the investment manager and will not be liable for any loss which may rniflt by neason of any action (or inaction) it takes at the direction of the investment manager.

5.13       MATTERS RELATING TO INSURANCE

             A. If i life insurance policy is to be purchased for a Participant, the aggregate premium for certain life insurance for each Participant must be less than a certain percentage of the aggregate Employer Contributions and Forfeimres allocated to a Ptrrticipant's Individual Account at arty particular time as follows:

                  1. Ordinary Life Insurance - For purposes of these incidental insurance provisions. ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are purchased, less than 50% of the aggt'egate Employer Contributions and Forfeitures allocated to any Participant's Individual Account will be used to pay the pttetniums attributable to them.

                  2. Term and Umversal Life Insutance - No ntiore than 25% of the aggregate Employer Contributions and Forfeitures allocated to any Participant's Individual Account will be used to pay the premiums on term life insurance contracts, univeraal life insurance contracts, and all other life insurance contracts which are not ordinary life.

                  3. Combination - The suni of 50% of the ordinary lift insurauce premiums and all other life insurance premiums will not exceed 25% of the aggregate Employer Contributions and Forteitures allocated to any Participant's Individual Account.

                  If this Plan is a profit sharing plan, the above incidental benefits limits do not apply to life insurance contracts purchased with Employer Contributions and Forfeitures that have been in the Participant's Individual Account for at least 2 'WI Plan Years, measured from the date such contributions were allocated.

             B. Any dividends or credits eareeed on insurance contracts for a Participant shall be allocated to such Participant's Individual Account.

             C. Subject to Section 6.05, the contracts on a Participant's life will be conveeted to cash or an annuity or distributed to the Participant upon commencement of benefits.

                       D. The Trustee (or Custodian, if appucable) shall apply for and will be the owner of any insurance contract(s) purchased under the terms of this Plan. The insurance contract(s) must provide that proeeeds will be payable to the Trustee (or Custodian), however, the Trustee (or Custodian). shall be required to pay over all proceeds of the contract(s) to the Participant's designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's spouse will be the designated Beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Section 6.05. Under no circumstances shall the Fund retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

                       B. The Plan Administrator may direct the Trustee (or Custodian) to sell and distribute insurance or annuity contracts to a Panic ipant (or other parry as may be permitted) in accordance with applicable law or regulations.

           5.14       DIRECTION OF INVESTMENTS BY PARTICIPANT
                       If so indicated in the Adoption Agreement, each Participant may individually direct the Trustee (or Custodian, if applicable) regarding the investment of part or all of his or her Individual Account. To the extent so directed, the Employer, Plan Administrator, Trustee (or Custodian) and all other fiduciaries are relieved of their fiduciary responsibility under Section 404 of ERISA.

                       The Plan Administrator shall direct that a Separate Fund be established in the name of each Participant who directs the investment of part or all of his or her Individual Account. Each Separate Fund shall be charged or credited (as appropriate) with the earnings, gains, losses or expenses attributable to such Separate Fund. No fiduciary shall be liable for any loss which results from a Participant's individual direction. The assets subject to individual direction shall not be invested in collectibles as that term is defined in Section 408(m) of the Code.

                       The Plan Administrator shall establish such uniform and nondiscriminatory rules relating to individual direction as it deerns necessary or advisable including, but not limited to, rules describing (I) which portions of Participant's Individual Account can be individually directed; (2) the frequency of investment changes; (3) the forms and procedures for making investment changes; and (4) the effect of a Participant's failure to make a valid direction.

                       The Plan Administrator may, in a uniform and nondiscriminatory manner, limit the available investments for Participants' individual direction to certain specified investment options (including. but not limited to. certain mutual flinds, investment contracts, deposit accounts and group trusts). The Plan Administrator may permit, in a uniform and nondiscriminatory manner, a Beneficiary of a deceased Participant or the alternate payee under a qualified domestic relations order (as defined in Section 414~) of the Code) to individually direct in accordance with this Section.

"ECTION SIX

VESIING AND DISTRIBUTION
6.01       DISTRIBUTION TO PARTICIPANT
           A.     Distributable Events
                  I. Entidement to Distribution - The Vested portion of a Participant's Individual Account shall be distributable to the Participant upon (1) the occurrence of any of the distributable events specified in the Adoption Agreement;
                       (2) the Participant's Termination of Employment after attaining Normal Retirement Age: (3) the termination of the Plan; and (4) the Participant's Terninnination of Employment after satisfying any Early Retirement Age conditions.

                                  If a Participant separates from service before satisfying the Early Retirement Age requirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

                           2.     Written Request: When Distributed - A
                                  Participant entitled to distribution who wishes to receive a distribution must submit a written request to the Plan Administrator. Such request shall be made upon a form provided by the Plan Administrator. Upon a valid request. the

                                  Plan Administrator shall direct the Trssstee
                                  (or Custodian, if applicable) to commence distribution no later than the time specified in the Adoption Agreement for this puspose and, if not specified in the Adoption Agreement, then no later than 90 days following the later of:

                                  a. the close of the Plan Year within which the event occurs which entities the Participant to distribution: or b. the close of the Plan Year in which the request is received.

                              3. Special Rules for Withdrawals During Service - If this is a profit sharing plan and the Adoption Agreement so provides. a Participant may elect to receive a distribution of all or part of the Vested portion of his or her Individual Account, subject to the requirements of Section 6.05 and farther subject to the following limits:

                                  a.  Participant for 5 or more years. An
                                      Employ'ee who has been a Participant in
                                      the Plan for 5 or more yearc. may withdraw up to the entire Vested portion of his or her Individual Account.

           b. Participant for less than 5 years. An Employee who has been a Participant in the Plan for less than 5 years may withdraw only the amount which has been in his or her Individjial Account attributable to Employer Contributions for at least 2 flail Plan Years, measured from the date such contributions were allocated. However, if the distribution is on account of hardship, the Participant may withdraw up to his or her entire Vested port ion of the Participant' S Individual Account. For this purpose, hardship shall have the meaning set forth in Section 6.0l(A)(4) of the Code.

      4. Special Rules for Hardship Withdrawals - If this is a profit sharing plan and the Adoption Agreement so provides. a Participant may elect to receive a hardship distribution of all or part of the Ves red portion of his or her Individual Account, subject to the requirements of Section 6.05 and further subject to the following limits:

           a. Participant for S or more yeats. An Employee who has been a Participant in the Plan for 5 or more years may withdraw up to the entire Vested portion of his or her Individual Account.

           b. Participant for less than S years. An Employee who has been a Participant in the Plan for less than 5 years may withdraw only the amount which lats been in his or her Individual Account anributable to Employer Contributions for at least 2 full Plan Years, measured from the date such contributions were allocated.

                For purposes of this Section 6.01(A)(4) and Section 6.01(A)(3) hardship. is defined as an immediate and heavy financial need of the Participant where such Participant lacks other available resources. The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Employee, the Employee's spouse or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

                A distribution will be considered as necessary to sansfy an immediate and heavy financial need of the Employee only if:

                  1) The employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans matintained by the Employer;
                  2) The distribution is not in excess of the amount of an immediate and heavy finairial need (including amounts necessary to pay my federal, state or local income taxes or penalties reasonably anticipated to resttlt from the distribution).

      5. On~Time In-Seevice Withdrawal Option - If this is a profit sharing plan and the Employer las elected the one-time inservice withdrawal option in the Adoption Agreement. then Participants will be permitted only one in-service withdrawal during the course of such Participants employment with the Employer. The amount which the Participant can withdraw will be limited TO the lesser of the amount detetmined under the limits set forth in Section 6.01(A)(3) or the percentage of the Participant's Individual Account specified by the Employer in the Adoption Agreement. Distribtttions under tliis Section will be subject to the requirements of Section 6.05.

      6. Commencement of Benefits - Notwithstanding any other provision, unless the Participant elects otherwise. distribution of benefits will begin no later thari the 6001 day after the latest of the close of the Plan Year in which:

            a.  the Participant attains Normal Retirement Age;
            b. occurs the 1001 anniversry of the year in which the Participant commenced participation in the Plan; or
            c.  the Participant incurs a Termiaation of Employment.

       Notwithstandirig the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable. within the meaning of Section 6.02(11) of the Plan, shall be deemed to be an election to defer commenoement of payment of any benefit sufficient to satisfy this Section.

    B. Determining the Vested Portion - In deterinming the Vested portion of a Participant's Individual Account, the following rules apply:

      1. Employer Contributions and Forfeitures - The Vested portion of a Participant's Individual Account derived from Employer Contributions and Forfeitures is detemihis by applying the vesting schedule selected in the Adoption Agreement (or the ves~ schedule described in Section 6.01(C) if the Plan is a TowHeavy
           Plan).

       2. Rollover and Transfer Contributions - A Participant is frilly Vested in his or her rollover contributions and transfer contributions.

      3. FuIJy Vested Under Certain Circumstances - A Participant is frilly Vested in his or her redividual Account if any of the following occurs:

            A. the Participant reaches Normal Retirement Age; b. the Plan is terminated or partially terminated; or

            c. there exists a complete discontinuance of contributions under the
               Plan.

            Further, unless otherwise indicated in the Adoption Agreement. a Participant is Ailly Vested if the Panicipant dies, incurs a Disability, or satisfies the conditions for Early Retirement Age (if applicable).

        4. Participants in a Prior Plan - If a Participant was a participant in a Prior Plan on the Effective Date, his or her Vested percentage shall not be less than it would have been under such Prior Plan as computed on the Effective Date.

C. Minimum Vesting Schedule for To~~Heavy Plans - The following vesting provisions apply for any Plan Year in which this Plan is a TowHeavy Plan.

      Notwithstanding the other provisions of this Section 6.01 or the vesting schedule selected in the Adoption Agreement (uniess those provisions or that schedule provide for mote rapid vesting), a Participant's Vested portion of his or her Individual Account attributable to Employer Contributions and Fotfeitures shall be determined in accordance with the vesting schedule elected by the Employer in the Adoption Agreement (and if no election is made the 6 year graded schedule will be deemed to have been elected) as described below:

6 YEAR GRADED

3 YEAR CLIF'l'

        Years of                                               Years of
      Vesting Service  Vested Percentage                      Vesting Service       Vested Percentage
      ---------------  ------ ----------                      ---------------       -----------------
             I                         0                             I                        0
             2                        20                             2                        0
             3                        40                             3                      '00
             4                        60
             S                        80
             6                       100



      This minttnum vesting schedule applies to all beeefits within the meaning of Section 41 1(a)(7) of the Code, except those attributable to Nondeductible Employee Cojitributions including benefits accrued before the effective date of Section 416 of the Codeand benefits accrued before the Plan becamea To~Hea'vy Plan. Further. no decrease ma Participant's Vested percentage may occur in the event the Plan's status as a To~Heavy Plan changes for any Plan Year. However, this Section 6.01(C) does not apply to the Individual Account of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan and such Employee's Individual Account attributable to Employer Contributions and Forfeitures will be determined without rggard to this Section.

      If this Plan ceases to be a T~Heavy Plan, then in accordance with the above nerttictions, the vesting schedule as selected in the Adoption Agreement will govern. If the vesting schedule under the Plan shifts in or out of tow heavy status, such shift is an amendment to the vesting schedule and the election in Section 9.04 applies.

D. Break in Vesting Service and Forfeitures - If a Participant inuurs a Termination of Employment, any portion of his or her Individual Account which is not Vested shall be held in a stsspes:se account. Such stpp:ense account shall share in any incr'eae or decrease in the tair market value of the assets of the Fund in accordance with Section 4 of the Plan. The disposition of such suppense account shall be as follows:

            1.Breaks in Vesting Ser'vice - If a Participant neither receives nor is deemed to receive a distribution pursuant to Section 6.0l(1))(3) or (4) and the Participant rettnns to the service of the Employer before incuning 5 consecutive Breaks in Vesting Service, there shall be no Forleiture and the amount in such suspense account shall be recredited to such Participant's Individual Account.

      2. Five Consecutive Breaks in Vesting Service - If a Participant neither receives nor is deemed to receive a distribution pusstnt to
             Section 6.01~)(3) or (4) and the Participant does not return to the service of the Employer before incurring S consscutive Breaks in Vesting Service, the portion of the Participant's Individual Account which is not Vested shall be treated as a Foifeiture and allocated in accordance with Section 3.01(C).

      3. Cash-out of Certain Panicipatts - If the value of the Vested portion of such Participant's Individual Account derived irom Nondeductible Employee Contributions and Employer Contributions does not exceed $3,500, the Participant shall receive a distribution of the entire Vested portion of such Individual Account and the portion which is not Vested shall be treated as a Forfeiture and allocated in accordance with Section 3.01(C). For purposes of this Section, if the value of the Vested portion of a Participant's Individual Account is zero, the Participant shall he deemed to have received a distribution of such Nested Individual Account. A Participant's Vested Individual Account balance shall not include accumulated deductible employee contributions within die meaning of Section 72(o)(5)(13) of the Code for Plan Years beginning prior to January 1, 1989.

                  4. Participants Who Elect to Receive Distributions - If such Participant elects to receive a distribution, in accordance with Section 6.02(3), of the value of the Vested portion of his or her Individual Account derived from Nondeductible Employee Contributions and Employer Contributions, the portion which is not Vested shall be treated as a Forfeiture and allocated in accordance with
                       Section 3.01(C).

                  5. Re-employed Participants - If a Participant receives or is deemed to receive a distribution pursuant to Section 6.01(D)(3) or (4) above and the Participant resumes employment covered under this Plan, die Participant's Employer~erivel Individual Account balance will be restored to the amount on the date of distribution if the Pan icipant repays to the Plan the till amount of the distribution anributable to Employer Contributions before the earlier of 5 years after the first date on which the Panic ipant is subsequently re-employed by the Employer, or the date the Participant incurs S consecutive Breaas in Vesting Service following the date of the distribution.

                       Any restoration of a Participant's Individual Account pursuant to Section 6.olm)(s) shall be made from other Forfeitures, income or gain to the Fund ot contributions made by the Employer.

             E. Distribution Prior to Full Vesting - If a distribution is made to a Participant who was not then tilly Vested in his or her Individual Account derived from Employer Contributions and the Participant may increase his or her Vested percentage in his or her Individual Account, then the following rules shall apply:

                  1. a separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

                  2. at any relevant time the Participant's Vested portion of the separate account will be equal to an amount ("X") determined by the formula: X=P (AB + ~ x D)) - x D) wbere "P" is the Vested percentage at the relevant time, "An,, is the separate account balance at the relevant time; "D" is the amount of the distribution; and "R" is the ratio of the separate account balance at the relevant time to the separate account balance after distribution.

6.02   FORM OF DISTRIBUTION TO A PARIICIPANT

             A. Value of Individual Account Dees Not Exceed $3,500- If the value of the Vested portion of a Participant's Individual Account derived from Nondeductible Employee Contributions and Employer Contributions does not exceed $3,500, distribution from the Plan shall be made to the Participant in a single lump sum in lieu of all other forms of distribution from the Planas soon as administratively feasible.

             B.   Value of Individual Account Exceeds $3,500

                      1.If the value of the Vested portion of a Participant's Individual Account derived from Nondeductible Employee Contributions and Employer Contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the Individual Account is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse died, the survivor) must consent to any distribution of such Individual Account. The consent of the Participant and the Participant's spouse shall be obtained in writing within the 90~y period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's spouse of the rigntto deler any distribution until the Participant's Individual Account is no longer immediately distributable. Such notification shall include a general description of the material fratures. and an explanation of the relative values of, the optional forms of benefit available under the Plan in a maneer that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

                      If a distribution is one to which Sections 401(a)(l 1) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-i 1(c) of the Income Tax Regulations is given, provided that:

                       a. the Plan Administrator clearly informs the Participant that the Participant has a fight to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and. if applicable, a particular distribution option), and

                       b. the Participant, after receiving the notice, afflmtatively elects a distribution.

                        Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a quali fled joint and survivor annuity while the Individual Account is immediately distributable. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 ofthe Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Individual Account may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Cole) within the same control led group.

                       An Individual Account is immediately distributable if any part of the Individual Account could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained (if not deceased) the later of Normal Retirement Age or age 62.

                2, For purposes of determining the applicability of the ibregoing consent requirements to distributions made before the first day ofthe first Plan Year beginning after Dececnber 31, 1988, the Vested portion ofa Participant's Individual Account shall not include amounts anributable to accumulated deductible employee contributions within the meaning of Section fl(o)(5)~) of the Code.

             C. Other Forms of Distribution to Participant - If the value of the Vested portion of a Participant's Individual Account exceeds $3,500 and the Participant has propedy waived the joint and survivor annuity, as described in Section 6.05. he Participant may request in writing that the Vested portion of his or her Individual Account be paid to him or her in one or more of the following forms of payment: (1) in a lump sum: (2) in installment payments over a period not to exceed the life expectancy of the Participant or the joint and last sur'r'ivor life expectancy of the Participant and his or her designated Beneficiary; or (3) applied to the purchase of an annuity contract.

                  Notwithstanding aqything in this Section 6.02 to the contrary, a Pan icipant cannot elect payments in the form of an annuity if the Retirement Equity Act safe harbor rules of Section 6.O5~ apply.

6.03         DISTRIBUTIONS UPON THE DEATH OF A PARTICIPANT

             A. Designation of Beneficiary - Spousal Consent - Each Participant may designate, upon a form provided by and delivered to the Plan Administrator, one or more prinury and contingent Beneficiaries to receive all or a specified portion of the Participant's Individual Account in the event of his or her death, A Participant may change or revoke such Beneficiary designation from time to time by completing and delivering the proper form to the Plan Administrator.

                  In the event that a Participant wishes to designate a primary Beneficiary who is not his or her spouse, his or her spouse must consent in writing to such designation, and the spouse's consent must aclcnow ledge the effect of such designation and be witnessed by a notary public or plan representative. Notwithstanding this consent requiret'nent, if the Prtticipant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtaiitetl because there is no spouse or the spouse cannot be located, no consent shall be required. Any change of Beneficiary will require a new spousal consent.

             B. Payment to Beneficiary - If a Participant dies before the Participant's entire Individual Account has been paid to him or her, such deceased Participant's Individuat Account shall be payable to any surviving Beneficiary' designated by the Participant, or, if no Beneficiary suvives the Participant, to the Participant's estate.

             C. Written Request: when Distributed - A Beneficiary' of a deceased Participant entifled to a distribution who wishes to receive a distribution must submit a written request to the Plan Administrator. Such request shall be made upon a form provided by the Plan Administrator. Upon a valid request, the Plan Administrator shall direct the Trustee (or Custodian) to commence distribution no later than the time specified in the Adoption Agreement for this purpose and if not specified in the Adoption Agreement, then no later than 90 days following the later of:

                  1. the close of the Plan Year within which the Participant dies; or
                  2. the close of the Plan Year in which the request is received.

6.04       FORM OF DISTRIBUTION TO BENEFICIRARY

             A. Value of Individual Account Does Not Exceed $3,500 - If the value of the Participant's Individual Account derived from Nondeductible Employee Contributions and Emplbyer Contributions does not exceed $3,500, the Plan Administrator shall direct the Trustee (or Custodian, if applicable) to make a distribution to the Beneficiary' in a single lump sum in lieu of all other fomis of distributio'n from the Plan.

           B. Value of Individual Account Exceeds $3,500 - If the value of a Participant's Individual Account derived from Nondeductible Employee Contributions and Employer Contributions exceeds $3,500 the preretirement survivor annuity requirements of Section 6.05 shall apply unless waived in accordance with that Section or unless the Retirement Equity Act safe harbor rules of Section 6.05~ apply Howbver, a surviving spouse Beneficiary may elect any form of payment allowable under the Plan in lieu of the preretirement survivor annuity. Any such payment to the surviving spouse must meet the requirements of Section 6.06.

           C. Other Forms of Distribution to Beneficiary - If the value of a Participant's Individual Account exceeds $3,500 and the Participant has properly waived the preretirement survivor annuity, as described in Section 6.05 (if appiicable~ or if the Beneficiary is the Participant's surviving spouse, the Beneficiary may, subject to the requirements of Section 6.06, request in writing that the Participant's Individual Account l:e paid as follows: (I) in a lump sum; or (2) in installment payments over a period not to exceed the life expectancy of such Beneficiary.

6.05       JOINT AND SURVIVOR ANNUITY REQUIREMENTS

           A. The provisions of this Section shall apply to any Participant who is credited with at least one Hour of Eligibility Service with the Employer on or after August23, 1984, and such other Participants as provided in Section 6.05(G).

             B. Qualified Joint and Survivor Annuity - Unless an optional form of benefit is selected pursuant to a qualified election within the 9Ckday period ending on the annuity starting date, a married Panic ipant's Vested account balance will be paid in the form of a qualified joint and survivor annuity and an unmarried Participant's Vested account balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan,

             C. Qualified Preretirernent Survivor Annuity - Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before the annuity starting date then the Participant's Vested account balante shall be applied toward the purchase of an annuity for the life of the surviving spouse. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

             D.   Definitions

                       I.Election Period - The period which beging on tile first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death, If a Participant separates from service prior to the firsst day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

                      Pre-age 35 waiver - A Participant who will not yet attain age 35 as of the end of any current Plan Year may make special qualified election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity in suet' terms as are compaaable to the explanation required under Section 6.05~)(1). Qualified pneretirernent survivor annuity coverage will be automatically reinstated as of the fusst day of the Plan Year in which the Partidpant attains age
                      35. Any new waiver on or after such date shall be subject to the it'll requirements of this Section 6.05.

                  2. Earliest Retirement Age - The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

                  3. Qualified Election - A waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity. Any waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be efibative unless: (a) the Participant's spotise consents in writing to the election, 0,) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, wbich nay not be cbanged without spousal consent (or the spouse expressly permits designations by the Participant without any Airther spousal consent); (c) the spouse's consent acknowledges the effect of the election; and (d) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the qualified joint and survivor annuity shall not be eficetive unless the election designates a form of benefit payment which may not be changed widiqut spoLisal consent (or the spouse expressiy permits designati6ns by the Participant without any farther spousal consent). If it is established to the satisfaction of a plan repesentative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

                       Any consent by a spouse obtained under this provision (or establiabment that the consent of a spouse may not be obtained) shall be efiective only with respect to such spouse. A corent that permits designations by the Participant without any requirement of flintier consent by such spousemtst acknowledge that the spouse has the rigl:tto limit consent to a specific Beneficiary, and a specific form of benefit where applicable. and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits.

            The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 6(pound)5(E) below.

      4. Qualified Joint and Survivor Annuity - An immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchasetl with the Participant's vested account balance. The percentage of the survivor annuity under the Plan shalt be 50% (unless a different percentage is elected by the Employer in the Adoption Agreement).

      5. Spouse (surviving spouse) - The~spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414&) of the Code.

      6. Annuity Starting Date - The first day of the first period for which an amount is paid as an annuity or any other form.

      7. Vested Account Balance - The aggregate value of the Participant's Vested account balances derived from Employer and Nondeductible Employee Contributions (including roilovers), whether Vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Section 6.05 shall apply to a Participant who is Vested in amounts attributable to Employer Contributions, Nondeductible Employee Contributions (or both) at the time of death or distribution.

E.  Notice Requirements

           1.In the case of a qualified joint and survivor annuity, the Plan Administrator shall no less than 30 days and not more than 90 days prior to the annuity starting date provide each Participant a written explanation of: (a) the terms and conditions of a qualified joint and survivor annuity; O,)the Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (c) the rights of a Participant's spouse; and (d) the right to maae, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

      2.   In the case of a qualified preretirement annuity as described in
           Section 6.05(C), the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Sean on 6.05E)(1) applicable to a qualified joint and survivor annuity.

           The applicable period for a Participant is whichever of the following periods ends last: (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (0)a reasonable period ending after the individual becomes a Participant; (c) a reasonable period ending after Section 6.OSH)(3) ceases to apply to the Participant; and (d) a reasonable period ending after this Section 6.05 first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

           For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in fb), (c) and
           (d) is the end of the two~year period beginning one year prior to the date the applicable event occrs. and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall he provided within the two~year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

      3. Notwithstantng the other requirtennents of this Section 6.0sF). the reepective notices prescribed by this Section 6.0SF), need not be given to a Participant if (a) the Plan "flilly subsidi::es' the costs of a qualified joint and survivor annuity or qualified preretireneent survivor annuity, and ~ the Plan does not allow the Participant to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity and does not allow a married Participant to designate a nonspouse beneficiary. For putposes of this Section 6.05Ex3), a plan fully subsidi:ees the costs of a benefit if no inctease in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

F,     Retirement Equity Act Sate Harbor Rules

            1.If the Employer so indicates in the Adoption Agreement, this
            Section 6.05(F) shall apply to a Panicipant in a profit sharing plan, and shall always apply to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988; from or under a separate account anributable solely to accumulated deductible employee contributions. as defined in Section 72(o)(5)(13) of the Code, and maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied:

            a. the Participant does not or cannot elect payments in the form of a life annuity; and
            b. on the death of a Participant, the Participant's Vested account balance will be paid to the Participant's surviving spouse, but if there is no surviving spouse, or ifthe surviving spouse has consented in a manner conforming to a qualified election, then to the Participant's designated Beneficiary. The surviving spouse may elect to have distribution of the Vested account balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other tppes of distributions. This Section 6.05(1) shall not be operative with respect to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan. a target benefit plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Section 401(a)(1 1) and Section 417 of the code. If this Section 6.05~) is operative. then the provisions of this Section 6.05 other than Section 6.05(G) shall be inoperative.

      2.   The Participant may waive the spousal death benefit described in this
           Section 6.05 (F) at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 6.05((pound)))(3) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the qualified preretirernent survivor annuity.

        3. For purposes of this Section 6.05(1). Vested account balance shall mean, in the case of a money purchase pension plan or a target benefit plan. the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(11) of the Code. In the case of a profit sharing plan. Vested account balance shall have the same meaning as provided in Section 6.05(1))(7).

G.    Transitional Rules

           1.Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the pr'vv'ious sulcsections of this Section 6.05 must be given the opportunity to eject to have the prior subsections of this Section apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year, beginning on or after January 1.1976, and such Participant had at least 10 Years of Vesting Service when he or she separated from service.

      2. Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after Septeenber 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in ao:onlance with Section 6.05(G)(4).

        3. The respective opportunities to elect (as described in Section 6.05(G)(1) and (2) above) must be afforded to the appropriate Participants durihg the prriod commencing on August 23, 1984. and ending on the date benefits would otherwise commence to said Participants.

        4. Any Participant who tin elected punuan to Section 6.05(G)(2) and any Participant who does not elect under Section 6.05(G)(1) or who meets the requirements of Section 6.05(G)(1) except that such Participant does not have at least 10 Years of Vesting Service when he or slie separates from service, shall have his or her benefits distributed in accordance with all of the following requiiements if benefits would have been payable in the form of a life annuity':

           a, Automatic Joint and Survivor Annuity - If benefits in the form of a life annuity become payable to a inarried Participant who:

                   (1) begins to receive payments under the Plan on or after
                       Nonnil Retirement Age; or
                   (2) dies on or after Nornal Retirement Age while still
                       working for the Employer; or

                   (3) begins to receive payments on or a'fter the qualified
                       early retirement age; or
                   (4) separates fiom service on or after attaining Normal
                       Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and ther'eafter dies before beginning to receive such benefits;

                                    then such benefits will be received under this Plan in the form of a qualified joint and survivor annuity, unless the Participant has elected otheiwiseduting the election period. The election period must begin at least 6 months before the Participant attains qualified early retirement age and ends not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

                       b. Election of Early Survivor Annuity - A Participant who is employed after attaining the qualified early retirement age will he given the opportunity to elect, during the election period. to have a survivor annuity payable on death.. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the qualified joint and survivor annuity if the Participant had retired on the da~ before his or her death. Any election under this provision will be in writing and may be changed by the Panic ipant at any time. The election period begins on the later of (1) the 90th day before the Participant attains the qualified early retirement age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

                       c.    For purooses of Section 6.05(G)(4):

                             1. Qualified early retirement age is the latest of:

                                    a.  the earliest date, under the Plan, on
                                        which the Participant may elect to
                                        receive retirement benefits,
                                    b.  the first day of the 12oth month
                                        beginning betore the Participant reaches
                                        Normal Retirement Age, or
                                    c.  the date the Participant begins
                                        participation.

                             2. Qualified joint and survivor annuity is an annuity for the life of the Participant with a survivor annuity for the lift of the spouse as described in Section 6.05(D)(4) of this Plan.

6.06        DISTRIBUTION REQUIREMENTS
            A.  General Rules

                  1. Subject to Section 6.05 Joint and Survivor Annuity Requiretnents, the requirements of this Section shall apply to any distribution of a Participant's interest and will talte preodence over any inconsistent provisions of this Plan. Ulness otherwise specified, the provisions of this Section 6.06 apply to calendar years beginning after December 31, 1984.

                  2. All distributions required under this Section 6.06 shall be determined and made in accordance with the Income Tax Regulations under Section 401 (a)(9), including the minimum distribution incidetaal benefit requirement of
                       Section I.401(a)(9~2 of the proposed regliations.

             B. Required Beginning Date - The entire interest of a Participant must be distributed otbegin to be distributed no later thah the Participant's required beginning date.

             C. Limits on Distribution Periods - As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

                  1.   the life of the Participant,
                  2.   the life of the Participant and a designated Beneficiary,
                  3. a period certain not extending beyond the life expectancy of the Participant, or
                  4. a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

             D. Determination of Amount to be Distributed Each Year - If the Participant's interest is to be distributed in other than a single sum. the following minimum distribution rules shall apply on or after the required beginning date:

                  1.   Individual Account

                       a.  If a Participant's benefit is to be distributed over
                           (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions ft the first distribution calendar year. must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

           b. For calendar years beginning before January 1, 1989, if the Panic ipant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the presern value of the amount available for distribution is paid within the life expectancy of the Participant.

             c.For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A4 of
               Section 1 .40I(a)(9)-2 of tbe Proposed Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the applicable liie~expectancy in Section 6.OSa))(l)(a) above as the relevant divisor without regard to.proposed regulations 1 .401(a)(9)-2.

           d. The mininium distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

      2. Other Forms - If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder.

E.  Death Distribution Provisions

      1. Distribution Beginning Before Death - If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being usetl prior to the Participant's death.

      2. Distribution Beginning Alter Death - If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or 0,) below:

           a. if any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

             b. if the designated Beneficiary' is the Participant's surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of
                (1) December 31 of the calendar year immediately following the calendar year in which the Participant dies or (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                If the Participant has not made an election pursuant to this
                Section 6.05E)(2) by the time of his or her death, the Participant's desigttated Betteficiary must elect the method of distribution no later than the earlier of (1) December31 of the calendar year in which distributions would be required to begin under this Section 6.OSE)(2), or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a metliod of distribution, distribution of the Participant's entire interest must be completetl by December31 of the calendar year contaitung the fifth anniversary of the Participant's death.

      3. For purposes of Section 6,O6(E)(2) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Section 6.06(E)(2), with the exception of paragraph ~) therein, slaall be applied as if the surviving spouse were the Participant.

        4. For purposes of this Section 6.06~), any iniount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becotnes payable to the surviving spouse when the child reaches the age of majority.

      5. For purposes of this Section 6.06(E), distribution of a Participant's inter,est is considered to begin on the Participant's required beginning date (or. if Section 6.06(E)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 6.06(E)(2) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

F.    Definitions

      I. Applicable Life Expectancy - The life expectancy (or joint and last survivor expectancy) calculated using tne attained age of the Participant (or designated Beneficiary) as of the Participant' S (or designated Beneficiary' s) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy sha be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

      2. Designated Beneficiary - The individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

      3. Distribution Calendar Year - A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 6.OSE) above.

      4. Life Expectancy - Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

          Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 6.OSE)(2)q,) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The lift expectancy of a nonspouse Beneficiary may not be recalculated.

      5.  Participant's Benefit

           a. The account balacce as of the last i'aluation date in the valuation calendar year (the calendar year immediately preceding the ditttribution calendar year) increased by the amount of any Contributions or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

           b. Exception for second distribution calendar year. For purposes of paragraph (a) above, if any portion of the minimum distribution fbr the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minirnum distribution made in the second distribution calendar year shall be treated as if it had been made in the imnaetliately preceding distribution calendar year.

        6. Required Beginning Date

           a. General Rule - The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

           b. Transitional Rules - The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

               (I)Non 5% Owners - The required beginning date of a Participant who is not a 5% owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

               (2) 5% Owners The required beginning date of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                    (a) the calendar year in which the Participant attains age
                        70 1/2, or

                    (b) the earlier of~te calendar year with or within which
                        ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.

                  The required beginning date of a Participant who is not a 5% owner who attains age 70 1/2 during l988antlwho has not retired as of january 1,1989, is April 1,1990.

           c. 5% Owner - A Participant is treated as a 5% owner for purposes of this Section 6.O6~(6) if such Participant is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without reg- to whether the Plan is torheavy) at any tinie during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                       d. Once distributions have begun to a 5% owner under this Section 6.06(F)(6) they must continue to be distributed, even if the Participant ceases to be a 5% owner ma subsequent year.

           G.     Transitional Rule

                  1.   Notwithstanding the other requirements of this Section
                       6.06 and subject to the requirements of Section 6.0$, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee. including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences)

                       a. The distribution by the Fund is one which would not have qualified such Fund under Section 40l(a)(9) of the Code as in effect prior to amenduent by the Deficit Reduction Act of 1984.

                       b. The distribution is in~aceordance with a method of distribution designated by the Employee whose interest in the Fund is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                       c, Such designation was in writing. was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                       d. The Employee had accrued a benefit under the Plan as of December31, 1983.

                       e. The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

                  2. A distribution upon death will not BE covered by this transitional rule unless the information in the designation contains the required information described above with respect to. the distributions to be made upon the death of the Employee.

                  3. For any distribution which commences before January 1, 1984, but continues after December 31,1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 6.06(G)(1)(a) and (e).

                  4. If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the Section 242~)(2) election. For calendar' years beginnlng after December 31, 1988, such distributions must meet the minimum distribution incidental benefit rlequirements in Section 1.40l(a)(9~2 of the Proposed Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beeeficirry' (one not named in the designation) i'nder the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the csse in which an amount is transferred or rolled over from one plan to anther plan, the rules in Q&A S-2 and Q&A J-3 shall apply.

6.07      ANNUITY CONTRACTS
Any annuity contract dtstributed under the Plan (if permitted or required by this Section 6) must be nontransferable. The terms of any annuity contact puretised and distributed by the Plan to a Participant or spouse shall comply with the requirements of the Plan.

6.08       LOANS TO PARTICIPANTS

            If the Adoption Agreement 50 indicates, a Prrticipant may receive a loan from the Fund, subject to the following rules:

           A. Loans shall be made avallable to all Participants on a reasonably equivalent basis.

           B. Loans shall not be made available to Highly Compensated Employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other Employees.

           C. Loans must be adequately secured and bear a r'easomble interest rate.

           D. No Participant loan shall exceed the pr'esent value of the Vested portion of a Participant's Individual Account.

           E. A Participant must obtain the cotesent of his or her spouse, if any. to the use of the Individual Account as securitv for the loan. Spousal consent shall be obtained no earlier than the beginiii~~ng of the 90 day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must aclmowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension. renewal, or other revision of the loan. Notwithstanding the foregoing, no spousal consent is necessary if, at the time the loan is secured, no consent would be required for a distribution under
                  Section 417(a)(2)$). In addition, spousal consent is not required if the Plan or the Participant is not subject to
                  Section 401(a)(1 1) at the time the Individual Account is used as security, or if the total Individual Account subject to the security~is less than or equal to $3,500.

           F. In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan. Notwithstanding the preceding sentence, a Panic ipant's default on a loan will be treated as a distributable event and as soon as administratively feasible after the default, the Participant's Vested Individual Account will be reduced by the lesser of the amount in default (plus accrued interest) or the amount secured. If this Plan is a 401(k) plan, then to the extent the loan is attributable to a Participant's Elective Deferrals, Qualified Nonelective Contributions or Qualified Matching Contributions, the Participant's Individual Account will not be reduced unless the Participant has attained age 59 1/2 or has another distributable event. A Participant will be deemed to have consented to the provision at the time the loan is made to the Participant.

           G. No loans will be made to any shareholder-employee or Owner-Employee. For purposes of this requirement, a shareholder~employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

           If a valid spousal consent has been obtained in accordance with 6.08(E), then, notwithstanding any other provisions of this Plan, the portion of the Participant' S Vested Individual Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's Vested Individual Account (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the Vested Individual Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

           To avoid taxation to the Participant, no loan to any Participant can be mlade to the extent that such loan when added to th outstanding balance of all other loans to the Participant would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest otitstattding balance of loans duting the one year letriod ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (1,) 50% of the present value of the nonforfeitable Individual Account of the Participant or, if greater, the total Individual Account up to $10,000. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Sections 414(1,), 414(c), and 414(m) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment ("rincipal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond 5 years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (deternihis at the time the loan is made) will be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant's ireterest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

            The Plan Administrator shall adnnbdster the loan program in accordance with a written document. Such written document shall include, at a mininnum, the following: (i) the identity of the person or positions authorized to administer the Participant loan program: (ii) the procedure for applying for loans; (iii) the basis on which loans will be approved or denied; (iv) limitations (if any) on the teees and amounts of loans ofered; (v) the procedure under the program for determining a reasonable rate of interest; (vi) the types of collateral which may secure a Participant loan: and (vii) the events constituting default and the steps that will be taken to preserve Plan assets in the event of such deftult.

6.09        DISTRIBUTION IN KIND
            The Plan Administrator may cause any distribution under this Plan to be made either in a form actually held in the Fund, or in cash by converting assets other than cash into cash, or in any combination of the two foregoing ways.

6.10   DIRECT ROLLOVERS OF ELIGIBLE ROLLOVER DISTRIBUTIONS

             A.   Direct Rollover Option
                  This Section applies to distributions made on or after Jamary 1,1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limlt a distrlbutee's'election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Admi~tor, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover,

                       B.  Definitions

                              1. Eligible rollover distribution - An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

                                  A. any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more;
                                  b.   any distribution to the extent such
                                       distribution is required under Section
                                       401(a)(9) of the Code;
                                  C.   the portion of any other distribution
                                       that is not includible in gross income
                                       (determined without regard to the
                                       exclusion for net unrealized appreciation with respect to employer securities); and
                                  d.   any other distribution(s) that is
                                       reasonably expected to total less than
                                       $200 during a year.

                             2.  Eligible retirement plan - An eligible
                                 retirement plan is an individual retirement account described in Section 408(a) of the Code. an individual retiremetit annuity described in Section 408~) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse. an eligible retirement plan is an individual retirement account or individual retirement annuity.

                             3.  Distributee - A distributee includes an
                                 Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the inierest of the spouse or former spouse.

                             4. Direct rollover - A dircct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

6.11   PROCEDURE FOR MISSING PARTICIPANTS OR BENENCLARIES
The Plan Adtnhiistrator must use all reasonable measures to locate Participants or Beneficiaries who are entitled to distributions from the Plan. In the event that the Plan Adminisator cannot locate a Participant or Beneficiary who is entitled to a distribution from the Plan after wing all teasonable measures to locate him or her, the Plan Administrator may, consistent with applicable laws, regulations and other pronouncements under ERISA, use any reasonable procedure to dispse of distributable plan assets, including any of the following: (1) establish a bank account for and in the name of the Participant or Beneficiary and taausfer the assets to such bank account, (2) purchatse an annuity contract with the assets in the name of the Participant or Beneficiary, or (3) after the expiration of 5 years after the benefit becomes payable, treat the amount distributable as a Forfeiture and allocate it in accordance with the terms of the Plan and if the Participant or Beneficiary is later locatccl, restore such benefit to the Plan.

SECTION SEVEN
CLAIMS PROCEDURE
7.01       FILING A CLAIM FOR PLAN DISTRIBUTIONS
           A Participant or Beneficiary who desires to MALTE a claim for the Vestetl portion of the Participant's Individual Account shall file a written request with the Plan Administrator on a torm to be airnished to him or her by the Plan Administrator for such purpose. The request shall set forth the basis of the claim. The Plan Administrator is authoriaed to conduct such examinations as may be necessary TO facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the tertns of the Plan.

7.02
            DENIAL OF CLAIM
            whenever a claim for a Plan distribution by any Participant or Beneficiary has been wholly or partially denied, the Plan Administrator must nirnith such Participant or Beneficiary written notice of the denial within 60days of the date the original claim was filed. This notiice shall set forth the specific reasons for the denial. specific reference to pertinent Plan provisions on which the denial is based. a description~f any additional information or material neededto perfect the claim, an explanation of why stzch additional information or material is necsry and an explanation of the prooclures for appeal.

 .7.03
REMEDIES AVAILABLE
The Participant or Beneficiary shall have 60 days from rcceipt of the denial notice in which TO niale written application for review by the Plan Admitristator. The Participant or Beneficiary may re:luest that the review be in the nature of a laearing. The Participant or Beneficiary shall have the right to representation, to review pertinent documents and to submit comments in 'rrriting. The Plan Administrator shall issue a decision on such review within 60 days after receipt of an application for review as provided for in Section
7.02. Upon a decision unfavorable to the Participant or Beneficiary, such Participant or Beneficiary shall be entitled to bring such actions in law or equity as may be necessary or appropriate to protect or clarify his or her riglitto benefits under this Plan.

SECTION EIGHT  PLAN ADMINISTRATOR

             8.01     EMPLOYER IS PLAN ADMINISTRATOR

                       A. The Employer shall be the Plan Administrator unless the managing body of the Employer designates a person or persons other than the Employer as the Plan Administrator and so notifies the Trustee (or Custodian, if applicable). The Employer shall also be the Plan Administrator if the person or persons so designated cease to be the Plan Administrator. The Employer may establish an administrative committee that will carry out the Plan Administrator's duties. Members of the administrative committee may allocate the Plan Administrator's duties among themselves.

                       B. If the managing body of the Employer designates a person or persons other than the Employer as Plan Administrator, such person or persons shall serve at the pleasure of the Employer and shall serve pursuant to such procedures as such managing body may provide. Each such person shall be bonded as may be required by law.

             8.02     POWERS AND DUTIES OF THE PLAN ADMINISTRATOR

                       A. The Plan Administrator may, by appointtniett, allocate the duties of the Plan Administrator among several individuals or entities. Such appointments shall not be effective until the party designated accepts such appointment in writing.

                       B. The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan. The Plan Administrator shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries in accordance with the specific terms of the Plan.

                       C. The Plan Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                             1. To determine all questions of interpretation or policy in a manner consistent with the Plan's documents and the Plan Administrator's consrruction or determination in good Itith shall be conclusive and binding on all persons except as otherwise provided herein or by law. Any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Section 401(a) of the Code, as amended from time-t~time, and shall comply with the terms of ERISA, as amended from time4frtime;

                             2. To determine all questions relating to the eligibility of Employees to become or remain Participants hereunder;

                             3. To compute the amounts tsecessary or desirable to be contributed to the Plan;

                             4. To compute the amount and kind of benefits to which a Participant or Beneficiary shall he entitled under the Plan and to direct the Trustee (or Custodian, if applicable) with respect to all disbursements under the Plan, and, when requested by tie Trustee (or Custodian), to hirnisi the Trustee (or Custodian) with instructions, in writing, on matters pertaining to the Plan and the Trustee (or Custodian) may rely and act thereon;

                             5. To maintain all records necessaay for the adnilnistration of the Plan;

                             6. To be responsible for preparing and filing such disclosure and tax forms as may be required from time-t~time by the Secretary of Labor or the Secretry of the Treasury; and

                             7 To flitnish each Employee, Participant or Beneficiary such notices, information and reports under such circumstances as may be required by law.

                       D. The Plan Administrator shall have all of the powers necessary or appropriate to accomplish his or her duties under the Plan, including. but not limited to. the following:

                             1. To appoint and retain such persons as may be necessaryto carry out the functions of the Plan Administrator;

                             2. To appoint and retain counsel, specialists or other persons as the Plan Administrator deems necessary or advisable in the administration of the Plan;

                             3. To resolve all questions of adiunistration of the Plan;

                             4. To establish such uniform and nondiscriminatory rules which it deems necessary to carry out the terms of the Plan;

                             5. To make any adjustments in a uniform and nondiscriminatory manner which it deems necessary to correct any arithmetical or accounting errors which may have been made for any Plan Year; and

                             6. To correct any defect, supply any Omission or reconcile any inconsistency in such manner and to such extent AS shall be deemed necessary or advisable to carry out the purpose of the Plan.

             8.03     EXPENSES AND COMPENSATION
                       All reasonable expenses of administration including, but not limited to, those involved in retaining necessary professional assistance may be paid from the flssets of the Fund, Alternatively, the Employer may, in its discretion, pay any or all such expenses. Pursuant to uniform and nondiscriminatory rules that the Plan Administrator may establish from time~t~ time, administrative expenses and extnenses unique to a panicular Participant may be charged to a Participant's Individual Account or the Plan Administrator may allow Participants to pay such fees outside of the Plan. The Employer shall furnish the Plan Administrator with such clerical and other assistance as the Plan Administrator may need in the performance of his or her duties.

             8.04     INFORMATION FROM EMPLOYER
                       To enable the Plan Administrator to perform his or her duties, the Employer shall supply toll and timely information to the Plan Administrator (or his or her designated agents) on all matters relating to the Compensation of all Participants, their regular employment, retirement, death, Disability or Termination of Employment, and such other pertinent facts as the Plan Administrator (or his or her agents) MAY require. The Plan Administrator shall advise the Trustee (or Custodian, if applicable) of such of the foregoing facts as may be pertinent to the Trustee's (or Custodian's) duties under the Plan. The Plan Administrator (or his or her agents) is cmi tied to rely on such infonmation as is supplied by the Employer and shall have no duty or responsibility to verify such infortnation.

SECTION NINE
AMENDMENT AND TERMINATION
9.01       RIGHT OF PROTOTYPE SPONSOR TO AMEND THE PLAN
           A. The Employer, by adopting the Plan, exptessly delegates to the Prototype Sponsor the power, but not the duty, to amend the Plan without any flintier action or consent of the Employer as the Prototype Sponsor deems necessary for the purpose of adjusting the Plan to comply with all laws and regulations governing pension or profit sharing plans.
                  Specifically, it is understood that the amendments may be made tinilaterally by the Prototype Sponsor. However, it shall be understood that the Prototppe Sponsor shall be under no obligation to amend the Plan documents and the Employer expressly waives any rights or claims against the Prototype Sponsor for not exercising this power to arnend. For purposes of Prototype Sponsor amendments, the mass subminer shall be recognized as the agent or the Prototype Sponsor. If the Prototype Sponsor does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.

                       B. An amendment by the Prototype Sponsor shall be accomplished by giving written notice to the Employer of the amendment to be made. The notice shall set forth the text of such amendment and the date such amendment is to be effective. Such amendment shall take effect unless within the 30 day period after such notice is provided, or within such shorter period as the notice may specify, the Employer gives the Prototype Sponsor written notice of retosal to consent to the amendment. Such written notice of refimal shall have the effect of withdrawing the Plan as a prototype plan and shall cause the Planto be considered an individually designed plan. The right of the Prototype Sponsor to cause the Plan to be amended shall tenninate should the Plan cease to conform as a prototype plan as provided in this or any other section.

9.02    RIGHT OF EMPLOYER TO AMEND THE PLAN
The Employer may (1) change the choice of options in the Adoption Agreement; (2) add overriding language in the Adoption Agreement when such language is necessity to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans; and (3) add certain model amendments published by the linternal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Ernployer that amends the Plan for any other raason, including a waiver of the mInimum finding requirement under Section 412(d) of the Code, will no longer participate in this prototype plan and will be considered to have an individually designed plan.

                        An Employer who wishes to amend the Plan to change the options it has chosen in the Adoption Agreement must complete and deliver a new Adoption Agreernent to the Prototype Sponsor and Ti'utee (or Custodian, if applicable). Such amendment shall become effective upon execution by the Employer and Trustee (or Custodian).

                      The Employer flirther reserves the right to teplace the Plan in its entirety by adopting another retirement plan which the Emplpyer designates as a replacetnent plan.

9.03     LIMITATION ON POWER TO AMEND
No amendment to the Plan shall be effective to the extent that it has the effect of decraasing a Participant's accrued benefit. Notwithstanding ~e preceding semence, a Participant's Individual Account may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of decreasing a

                       Participant's Individual Account or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a P!an is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested percentage (determined as of such date) of such Employee's Individual Account derived from Employer Contributions will not be less than the percentage computed under the Plan without regard to such amendment.

            9,04   AMENDMENT OF VESTING SCHEDULE
                       If the Plan's vesting schedule is amended, orthe Plan is amended in any way that directly or indirectly affects the computation of the Participant's Vested percentage, 0? if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least 3 Years of Vesting Service with the Employer may elect, within the time set forth below, to have the Vested percentage computed under the Plan without regard to such amendment,

                       For Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the pr"eceding sentence shall be applied by substituting "5 Years of Vesting Service" for "3 Years of Vesting Service" where such language appears. The Period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end the later of:

                       A.    60 days after the amendtnent is adopted;
                       11.   60 days after the amendtnent becomes effective; or
                       C. 60 days after the Participant is issued wrinen notice of the amendment by the Employer or Plan Administrator,

             9.05      PERMANENCY
                       The Employer expects to continue this Plan and MAKE the necessary contributions thereto indefinitely, but such continuance and payment is not assumed as a contractual obligation. Neither the Adoption Agreement nor the Plan nor any amendment or modification thereof nor the making of contributions her6under shall be construed as giving any Participant or any person whomsoever my legal or equitable right against the Employer, the Trustee (or Custodian, if applicable) the Plan Adrnlnistrator or the Irrototype Sponsor except as specifically provided herein, or as provided by law.

9.06     METHOD AND PROCEDURE FOR TERMINATION
The Plan may BE terminated by the Employer at any tirne by appropriate action of its natlaging body. Such termi nation shall be effective on the date specified by the Employer. The Plan shall tenitinate if the Employer shall be dissolved, terrninated, or declared bankrupt. Wrinen notice of the termInation and effective date thereof shall be given to the Trustee (or Custodian), Plan Administrator, Prototype Sponsor, lrrrticipants and Beneficiaries of deceased Participants, and the required filings (such as the Form 5500 series and others) must be made with the Internal Revenue Service and any other regulatory body as required by curTent laws and regulatibns. Until all of the assets have been distributed from the Fund, the Employer must keep the Plan in compliance with current laws and regulations by (a) malting appropriate amendments to the Plan and a,) talting such other measures as may be required,

            9.07    CONIINUANCE OF PLAN BY SUCCESSOR EMPLOYER
                       Notwithstanding the proceeding Section 9.06, a successor of the Employer may continue the Plan and be substituted in the place of the present Employer. The succeesor and the present Employer (or, if deceased, the executor of the estate of a deceased Self-Employed Individual who was the Employer) must execute a wrinen instrument authorizing such substitution and the successor must complete and sign a new plan document.

             9.08     FAILURE OF PLAN QUALIFICAnON
                      If the Plan fails to retain its qualified status. the Plan will no longer be considered to be part of a prototype plan. and such Employer cm no longer participate under thils prototype. In such event, the Plan will be considered an individually designed plan.

SECTION TEN            MISCELLANEOUS

             10.01    STATE COUNTY PROPERTY LAWS
                       The terms and conditions of this Plan shall be applicable without regas'd to the community property laws of any state.

            10.02   HEADINGS
                      The headings of the Plan have been inserted for tonvenience of reference only and are to be ignored in my construction of the provisions hereof.

             10.03     GENDER AND NUMBER
                       "Whenever my words are used Irerein in the masculine gender they shall be constru~ as though they were also used in the feminine gender in all cases where they would so apply. and whenever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

10.04       PLAN MERGER OR CONSOLIDATION
            In the case of any merger or consolidation of the Plan with, or traisfer of assets or liabilities of such Plan to. any other plan, each Participant shall be entitled to receive benefits immediately after the merger, consolidation. or transfer (if the Plan had then terminated) which are equal to or greater than the benefits he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). The Trustee (or Custodian) has the authority to enter into merger agreements or agreements to directly transfer the assets of this Plan but only if such agreements are made with trustees or custodians of other retirement plans described in Section 401(a) of the Code.

10.05      STANDARD OF FIDUCIARY CONDUCT
            The Employer, Plan Administrator, Trustee and any Other fiduciary under this Plan shall discharge their duties with respect to this Plan solely in the interests of Participants and their Beneficiaries and with the care, skill, prudence and diligence under the circutnstances then prevailing that a prudent man acting in like capacity and firniliar with such matters would use in the conduct of an enterprise of a like claaracter and with like aims. No fiduciary shall cause the Plan to engage in any transaction known as a "prohibited transaction" under ERISA.

10.06   GENERAL UNDERTAKING OF ALL PARTIES
            All parties to this Plan and all persons claiming any interest whatooever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan and any of its provisions.

10.07       AGREEMENT BINDS HEIRS, ETC.
            This Plan shall be binding upon the heirs, executors, administrators, successors and assigns, as those terms shall apply to any and all parties hereto, present and ibture.

10.08      DETERMINAnON OF TOP-HEAVY STATUS

             A. For any Plan Year beginning after December 31,1983, this Plan is a TowHeavy Plan ifany of the following conditions exist:

                I. If the to~heavy ratio for this Plan exceeds 60% and this Plan is not part of any required aggregation group or permissive aggregation group of plans.
                  2. If this Plan is pan of a required aggregation group of plans but not part of a permissive aggregation group and the to~heavy ratio for the group of plans exceeds 60%.
                  3.  If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the
                      to~hea'y ratio for the permissive aggregation group exceeds 60%.

                  For putposes of this Section 10.08, the following terns shall have the inenings indicated below:

           B. Key Employee - Any Employee or foreeer Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50% of the dollar limitation under Section 415(0)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Co:le) of one of the 10 largest interests in the Employer if such individual's compensation exceeds 100% of the dollar limitation under Section 415(c)(1)(A) of the Code, a 5% owner of the Employer. or a 1% owner of the Employer who has an annual compeation of more than $150,000. Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agrteetnent which are exciutlable from the Employee's gross income under Section 125, Section 402(e)(3), Section 402OI)(1)B) or Section 403fb) of the Code. The determination period is the Plan Year containing the deterenination date and the 4 preceding Plan Years.

                  The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations theretlnder

             C.   Top-heavy ratio

                  1. If the Employer maintains one or more defined cotrtribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determimtion date(s) ha~ or has had accrued benefits, the t~leea'vy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with
                       Section 416 of the Code and the regulations thereunder. Both the numerator and tlie denominator of the. top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under
                       Section 416 of the Code and the regulations thereunder,

                  2. rf the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the S-year period ending on the determination date(s) has or has lad any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key ?mployees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit p1; or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The.accrued benefits under a defined benefit plan in both the numerator and denominator of the tbfrheavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

                  3. For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a Prior Year, pr (b) who has not been credited with at least one Hour of Service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that till within the satne calendar year.

                      The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that unifornily applies for accrual purposes under all defined benefit plans maintained by the Employer, or (',)if there is no such method, as if such benefit accreeed not rnore rapidly than the slowest accrual rate permitted underthe ftcctional rule ofSection4llQ,)(l)(C)ofte Code.

                  4 Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                  5. Required aggregation group: (a) Each qualified plan of the Employer in which at least one Key Employee participates or pa'rticipated at any time during the determination period (regardless of whether the Plan has terminated), and ~) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                  6. Determination date: For any Plan Year subsequent to the first Plan Year, the last day of the preeeding Plan Year. For the first Plan Year of the Plan, the last day of that year.

                  7. Valuation date: For purposes of calculating the to~heavy ratio, the valuation date shall be the last day of each Plan Year.

                  8. Present value: For purposes of establishing the "present value" of benefits under a defined benefit plan to compute the top~heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and morta[ity table specified for this purpose in the defined benefit plan. unless otherwise indicated in the Adoption Agreement.

10.09   SPECIAL LIMITATIONS FOR OWNER-EMPLOYEES
            If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looletd at as A single plan, satisfy Sections 401(A) and (d) of the Code ftr the employees of those trades or businesses.

            If the Plan provides contributions or benefits for one or more Owner-Employees who cotrtrol one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

                         RR an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trade or business which is controlled must be as favorable as those provided for him or her under the most favorable plan of the trade or business which is not controlled.

                         For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or b~ines~ if the Owner-Employee, or two or more Owner-Employees, together:

                         A. own the entire interest in a unincorporated trade or business, or

                         B. in the case ofa partnership, own more than 50% of either the capital interest or the profit interest in the partnership.

                         For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee. or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

            10.10   INALIENABILITY OF BENEFITS
                         No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code.

                          Generally, a domestic relations order cannot be a qtaalified domestic relations order until January 1, 1985. However, in the case of a domestic relations order entered before such date, the Plan Administrator..

                         (1) shall treat such order as a qualified domestic relations order if such Plan Administrator is paying benefits pursuant to such order on such date, and

                       (2) may treat any other such order entered before such date as a qualified domestic relations order even if such order does not meet the requirements of
                             Section 414~ of the Code.

                         Notwithstanding any provision of the Planto the contrary, a distribution to an alternate payee under a qualified domestic relations order shall be leermitted even if the Participant affected by such order is not otherwise entitled to a distribution and even if such Participant has not attained earliest retirement age as defined in Section 414(p) of the Code.

            10.11   CANNOT ELIMINATE PROTECTED BENEFITS
                        Purmant TO Section 41 1(d)(6) of the Code, and the regulations thereunder, the Employer cannot reduce, eliminate or make subject TO Employer discretion any
                        Section 41 l(d)(6) protected benefit. Where this Plan document is being adopted to amend another plan that contains a protected benefit not provided for in this document, the Employer may attach a supplement to the Adoption Agreetnent that describes such protected benefit which shall become part of the Plan.

SECTION ELEVEN

461(K) PROVISIONS

                        In addition to Sections 1 through 10, the provisions of this Section 11 shall apply if the Employer has established a 401(K) cash or deferred arrangement (CODA) by completing and signing the appropriate Adoption Agreement.

            11.1OO  DEFINITIONS

                         The following words and phrases when used in the Plan with initial capital letters shall, for the purposes of this Plan, have the meanings set forth below unless the context indicates that other meanings are intended.

            11.101  ACTUAL DEFERRAL PERCENTAGE (ADP)
                         Means, for a specified group of Participants for a Plan Year. the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer Contributions aettally paid over to the Fund on belalf of such Participant for the Plan Year to
                         (2) the Participant's Compensation for such Plan Year (taking into account only that Compensation paid to the Employee during the portion of the Plan Year he or she was an eligible Participant. unless otherwise indicated in the Adoption Agreement). For purposes of calcttlating the ADP, Employer Contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's deferral election, (including Excess Elective D~s of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Non-highly Compensated Employees that arise solely from Elective Deferrals made tlnder the Plan or plans of this Employer and Elective Deferrals that are taken into account in the Contribution Percentage test ~roviled the ADP test is satisfied both with and without exclusion of these Elective Deterrals): and (2) at the election of the Employer, Oualifled Nonelective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on wbose behalf no Elective Deferrals are made.

11.102  AGGREGATE LIMIT
            Means the sum of (1)125% of the greater of the AD? of the Participants who are not Hig~y Compensated Employees for the Plan Year or the AC? of the Panicipants who are not Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA: and (2) the lesser of 200% or two pJus the lesser ofsuch ADP or AC?. "Lesser" is substituted for "greater" in "(1)" above, and "greater" is substituted for "lesser" after "two plus the" in "(2)' if it would result in a larger Aggregate Limit.



11.103  AVERAGE CONTRIBUTION PERCENTAGE (ACP)
            Means the average of the Contribution Percentages of the Eligible Participants in a group.

11.104      CONTRIBUTING PARTICIPANT
            Means a Participant who laas enrolled as a Contributing Participant pursuant to Section 11.201 and on whose behalf the Employer is contributing Elective~Deferrals to the Plan (or is making Nondeductible Employee Contributions).

11,105  CONTRIBUTION PERCENTAGE
            Means the ratio (expressed as a percentage) of the Patticipant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (taking into account only the Compensation paid to the Employee during the portion of the Plan Year he or she was an eligible Participant, unless otherwise indicated in the Adoption Agreement).

11.106  CONTRIBUTION PERCENTAGE AMOUNTS
            Means the sum of THE Nondeductible Employee Contributions, Matching Contributions, and Qualified Matching Contributions made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, Excess Aggregate Contributions or excess annual additions which are distributed punsuant to Section 11.508. If so elected in the Adoption Agreement, the Employer may include Qualified Nonelective Contributions in the Contribution Percentage Atnount. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the AD? test is met before the Elective Deferrals are used in the AC? test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

11.107  ELECTIVE DEFERRALS
            Means any Employer Contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant~s Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursant to an election to defer under any qualified CODA as described in Section 40I~) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(11)(1)$), any eligible deferred compensation plan under Section 457, any plan as described under Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purclsase of an annuity contract under Section 403(1,) pursuant to a salary reduction agreement, Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

            No Participant shall be Perinitted to have Elective Deft nab made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Section 402~) of the Code in effect at the beginning of such taxable year.

            Elective Deferrals may not be taken into account for purposes of satisfying the miniruum allocation requirement applicable to TorHeavy Plans described in Section 3.0l~),

11.108  ELIGIBLE PARTICIPANT
            Means any Employee who is eligible to make a Nondeductible Employee Contribution or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (inclnding Forfeitures thereof) or a Qualified Matching Contribution.

            If a Nondeductible Employee Contribntion is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Nondeductible Ernployee Contributions are made.

11.109    EXCESS AGGREGATE CONTRIBUTIONS

            Means, with respect to any Plan Year, the excess of:

           A. The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

           B. The maximum Contribution Percentage Amounts permined by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

                  Such determination shall be made after first determining Excess Elective Deferrals. pursuant to Section 11 - 111 and then determining Excess Contributions pursuant to Section 11.110.

11.110  EXCESS CONTRIBUTIONS
            Means, with respect to any Plan Year, the excess of:

             A. The aggregate amount of Employer Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over
             B. The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

11.111   EXCESS ELECTIVE DEFERRALS
            Means those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

11.112  MATCHING CONTRIBUTiON
            Means an Employer Contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Elective Deferral or a Nondeductible Employee Contribution made by such Panic ipant under a plan maintained by the Employer.

            Matching Contributions may not be taken into account for purposes of satisfying the minimum allocation requirement applicable to Top~Heavy Plans described in Section 3.01(E).

11.113  QUALIFIED NONELEOTWE COWIUBUnONS
            Means contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' Individual Accounts that the yarticipants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

            Qualified Nonelective Contribution may be taken into account for purposes of satisfying the minimum allocation requirement applicable to To~Heavy Plans described in Section 3.01(13).

11.114  QUALIFIED MATCECfflNG COWInIBUTIONS
            Means Matching Contributions which are subject to the distribution and nonforfeitability requirements under Section 401(1:) of the Code when made.

11.115   QUALIFYING CONTRIBUTING FARnUPANT
            Means a Contributing Participant who satisfies the requirements described in Section 11.302 to be entided to receive a Matching Contribution (and Forfeitures, if applicable) for a Plan Year.

11.200  CONTRIBUTING PARnCrpANT
11.201      REQUIREMENTS TO ENROLL AS A CONThIBUTING PARflCIPANT

           A. Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement may enroll as a Contributing Participant as of any subsequent Entry Date (or earlier if required by Section 2.03) specified in the Adoption Agreement for this puppose. A Participant who wishes to enroll as a Contributing Participant must complete, sign and file a salary reduction agreement (or agreement to make Nondeductible Employee Contributions) with the Plan Administrator.

           B. Notwithstanding the times set forth in Section 11.201(A) as of which a Participant may enroll as a Contributing Participant, the Plan Administrator shall have the authority to designate, in a nondiscriminatory manner, additional enrollment times during the 12 month period beg intung on the Effective Date (or the date that Elective Deferrals may cornmence, if later) in order that an orderly first enrollment might be completetl. In addition, if the Employer has indicated in the Adoption Agreement that Elective Deferrals may be based on bonuses, then Participants shall be afforded a reasonable period of time prior to the issuance of such bonuses to elect to defer them into the Plan.

11.202  CHANGING ELECIWE DEFntRL AMOUNTS
            A Contributing Participant may modify his or her salary reduction agreement (or agreement to make Nondeductible Employee Contributions) to increase or decrease (within the limits placed on Elective Deferrals (or Nondeductible Employee Contributions) in the Adoption Agreement) the amount of his or her Compensation deferred into the Plan. Such modification may only be naade as of the dates specified in the Adoption Agreement for this purpose, or as of any other more frequent date(s) if the Plan Administrator permits in a uniform and nondiscriminatory manner. A Contributing Participant who desires to make such a modification shall complete, sign and file a new salary reduction agreement (or agreement to make Nondeductible Employee Contribution) with the Plan Administrator. The Plan Administrator may prescribe such unilorm and nondiscritninatory rules it deems appropriate to carry out the tenms of this Section.

11.203   CEASING ELECTIVE DEFERRALS
            A Participant may cease Elective Deferrals (or Nondeductible Employee Contributions) and thts withdraw as a Contributing Panic ipant as of the dates specified in the Adoption Agreement fqr this purpose (or as of any other date if the Plan Administrator 50 permits in a uniform and nondiscriminatory manner) by revoking the authorization to the Employer to make Elective Deferrals (or Nondeductible Employee Contributions) on his or her behalf. A Participant who desires to withdraw as a Contributing Pan icipant shall give written notice of withdrawal to the Plan Administrator at least thirty days (or such lesser period of days as the Plan Administrator shall permit in a uniform and nondiscriminatory manner) before the effective date of withdrawal. A Participant shall cease to be a Contributing Participant upon his or her Termination of Employment, or an account of termination of the Plan.

11.204   RETURN AS A CONTRIBUTING PARTICIPANT AFTER CEASING ELECTIVE DEFERRALS
            A Participant who laas withdrawn as a Contributing Participant under
            Section 11.203 (or because the Participant has taken a hardship withdrawal pursuant to Section 11.503) may not again become a Contributing Participant until the dates set forth in the Adoption Agreement for this purpose, unless the Plan Administrator, in a uniform and nondiscriminatory manner, permits withdrawing Participants to resume their status as Contributing Participants sooner.

11.205      CERTAIN ONE~TIME IRREVOCABLE ELECTIONS
            This Section 11.205 applies where the Employer has indicated in the Adoption Agreement that an Employee may make a one-time inevocable election to have the Employer make contributions to the Plan on such Employee's behalf. In such event, an Employee may elect, upon the Employee's first becoming eligible to participate in the Plan, to have contributions equal to a specified amount or percentage of the Employee's Compensation (including no atnount of Compensation) made by the Employer on the Employee's behalf to the Plan (and to any other plan of the Employer) for the duration of the Employeets employment with the Employer. Any contributions made pursuant to a one-time irrevocable election described in this Section are not treated as made pursuant to a cash or deferred election, are not Elective Deferrals and are not includible in an Employee's gross income.

            The Plan Administrator shall establish such uniform and nondiscriminatory procedures as it deems necessary or advisable to administer this provision.

11.300  CONTRIBUTIONS

11.301   CONTRIBUTIONS BY EMPLOYER
           The Employer shall make contributions to the Plan in accordance with the contribution formulas specified in the Adoption Agreement.

11.302      MATCHING CONTRIBUTIONS
            The Employer may elect to make Matching Contributions under the Plan on behalf of Qualifying Contributing Participants as provided in the Adoption Agreement. To be a Qualiiying Contributing Participant for a Plan Year, the Participant must make Elective Deferrals (or Nondeductible Employee Contributions, if the Employer has agreed to match such contributions) for the Plan Year, satisfy any age and Years of Eligibility Service requirements that are specified for Matching Contributions in the Adoption Agreement and also satisfy any additional conditions set forth in the Adoption Agreement for this purpose. In a uniform and nondiscriminatory mm-er, the Empioyer may make Matching Contributions at the same time as it contributes Elective Deferrals or at any other time as permitted by laws and regulations.

11.303  QUALIFIED NONELECTIVE CONTRIBUTIONS
            The Employer may elect to make Qualified Nonelective Contributions under the Plan on behalf of Participants as provided in the Adoption Agreement.

            In addition, in lieu of distributing Excess Contributions as provided in Section 11.505 of the Plan, or Excess Aggregate Contributions as provided in Section 11.506 of the Plan, and to the extent elected by the Employer in the Adoption Agreement, the Employer may make Qualified Nonelective Contributions on behalf of Participants who are not Highly Compensated Employees that are sufficient to satisfy either the Actual Defiertal Percentage test or the Average
           Contribution Percentage test, or both, pursuant to regulations under the Code.

11.304      QUALIFIED MATCHING CONTRIBUTIONS
            The Employer may elect to make Qualified Matching Contributions under the Plan on behalf of Participants as provided in the Adoption Agreement.

11.305     NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS
            Notwithstanding Section 3 02, if the Employer so allows in the Adoption Agreement, a Participant may contribute Nondeductible Employee Contributions to the Plan.

            If the Employer has indicated in the Adoptiop Agreement that Nondeductible Employee~Contributions will be mandatory, then the Employer shall establish uniform and nondiscriminatory rules and procedures for Nondeductible Employee Contributions as it deems necessary and advisable including, but not limited to. rules describing in amounts or percentages of Compensation Participants may or must contribute to the Plan.

            A separate account will be maintained by the Plan Administrator for the Nondeductible Employee Contributions for each Participant.

            A Participant may. upon a written request submitted to the Plan Administrator, withdraw the lesser of the portion of his or her Individual Account attributable to his or her Nondeductible Employee Contributions or the amount he or she contributed as Nondeductible Employee Contributions.

            Nondeductible Employee Contributions and earnings thereon will be nonforfeitable at all times. No Forfeiture will occur solely As a result of an Employee's withdrawal of Nondeductible Employee Contributions.

11.400  NONDISCRIMINATION TESTING

11.401      ACTUAL DEFERRAL PERCENTAGE TEST (ADP)

             A. Limits on Highly Compensated Employees - The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are not Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  1. The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are not Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                  2. The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the AD? for Participants who are not Highly Compensated Employees for the same Plan Year multiplied by 2.0 provided that the AD? for Participants whb are Highly Compensated Employees does not exceed the ADP for Participants who are not Highly Compensated Employees by more than 2 percentage points.

           B.   SpecialRules

                  1. The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Defrraals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the AD? test) allocated to his or her Individual Accounts under two or more arrangements described in Section 401(1:) of the Code, that are maintained by the Employer, shall be determined as if such Elective Defrirals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participetes in two or more cash or deferred aranngements that have different Plan Years, all cash or deferred arrrngemeiats ending with or witliin the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if maudatorily disaggregated under regulations under Section 401(1:) of the Code.

                  2. In the event that this Plan satisfies the requirements of Sections 401(1:), 401(a)(4), or 4l0~) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, thenthis
                      Section 11.401 shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(1:) of the Code only if they have the same Plan Year.

                  3. For purposes of determining the AD? of a Participant who is a 5% owner or one of the 10 most highly paid Highly Compensated Employees, the Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both. if treated as Elective Deferrals for purposes of the ADP test) and

                      Compensation of such Participaatt shall incltlde the Elective Deferrals (and. if applicable, Qualified Nonelective Contributions and Qualified Matching Contributions. or both) and Compensation for the Plan Year of tamily members (as defined in Section 414(q)(6) of the Code). Family members, with res~ to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are not Highly Compensated Employees and for Participants who are Highly Compensated Employees.

                  4. For purposes of determinlng the AD? test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the last day of the 12 month period immediately following the Plan Year to which contributions relate.

                  5 The Employer shall maintain records sufficient to demonstrate satisfaction of the AD? test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or~boh, used in such test.

                  6. The determination and treatment of the AD? amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  7. If the Employer elects to take Qualified Matching Contributions into account as Elective Deferrals for purpos of the AD? test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) unless otherwise indicated in the Adoption Agreement, only the amount of such Qualified Matching Contributions that are needed to meet the AD? test shall be taken into account.

                  8. In the event that the Plan Administrator determines that it is not likely that the AD? test will be satisfied for a particular Plan Year unless certain steps are taken prior to the end of such Plan Year, the Plan Administrator may require Contributing Participants who are Highly Compensated Employees to reduce their Elective Deferrals for such Plan Year in order to satisfy that requirement. Said reduction shall also be required by the Plan Administrator in the event that the Plan Administrator anticipates that the Employer will not be able to deduct all Employer Contributions from its income for Federal income tax purposes.

11.402     LIMJTS ON NONDEDUCTIBLE EMPLOYEE CONl~UTIONS AND MATCHING
           CONTRIBULIONS

             A. Limits on Highly Compensated Employees - The Avenge Contribution Percentage (hereinaftet" AC?") for Participants who are Highly Compensated Employees for each Plan Year and the AC? for Participants who are not Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  1, The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the AC? for Participants who are not Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                  2. The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the AC? ior Participants who are not Highly Compensated Employees for the same Plan Year multiplied by 2, provided that THE AC? for the Participants who are Highly Compensated Employees does not exceed the AC? for Participants who are not Highly Compensated Employees by more than 2 percentage points.

           B.    SPECIAL RULES

                      1.Multiple Use - If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by the Employer and the sum of the AD? and AC? of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then, as elected in the Adoption Agreement, the ACP or the ADP of those Highly Compensated Employees who also participate in a CODA will be reduced ("eginning with such Highly Compensated Employee whose AC? (or AD?, if elected) is the highest) so that the limit is not exceet:led. The amount by which each Highly Compensated Employee's Contribution Percentage Attiounts (or AD?, if elected) is reduced shall be treated as an Excess Aggregate Contribution (or Exeess Contribution, if elected). The ADP and ACP of the Highly Compensated Employees are determined after any corecetions required to meet the AD? and ACP tests. Multiple use does not occur if the AD? and ACP of the Highly Compeus-Employees does not exceed 1.25 multiplied by the AD? and AC? of the Participants who are not Highly Compensated Employees.

                  2. For purposes of this Section 11.402, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Pcrcentage Amounts allocated t6 his or her Individual Account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(1:) of the Code that are maintained by the Employer, shall be determined as if the total of such Coittribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more casat or deferred arnangements that have difterent plan years, all cash or deferred arrangetnents ending with or within the same calendar year shall be treated as a single arrangement. Notwithatanding the toregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

                  3. Inthe event tlatthis Plan satisfies the requirements ofSections40l(m), 401(a)(4) or4l0~) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the Same Plan Year.

                  4. For purposes of determining the Contribution Percentage of a Participant who is a 5% owner or one of the 10 most highly paid Highly Compensated Employees. the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of family members, (as defined in Section 414(q)(6) of the Code). Family members, with respect to Highly anen. Compensated Employees, shall be disregarded as separate Employees in determining the Contribution als (ar Percentage both for Participants who are not Highly Compensated Employees and for Participants who are Highly Compensated Employees.

                  5. For purposes of determining the Contribution Percentage test, Nondeductible Employee Contributions are considered to have been made in the Plan Year in which contributed to the Fund. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12 month period beginning on the day after the close of the Plan Year.

                  6. The Employer shall maintain recorttls sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, wed in such test.

                  7. The determination and treatinent of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  8. If the Employer elects to take Qualified Nonelective Contributions into account as Contribution Percentage Amounts for purposes of the ACP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) unless otherwise indicated in the Adoption Agreement, only the amount of such Qualified Nonelective Contributions that are needed to meet the AC? test shall be taken into account.

                  9. If the Employer elects to talte Elective Deferrals into account as Contribution Percentage Amounts for purposes of the AC? test. then (subject to such other requirements as may be prescribed. by the Secretary of the Treasury) unless otherwise indicated in the Adoption Agreement, only the amount of such Elective Deferrals that are needed to meet the AC? test shall be taken into account.

                11.500       DISTRIBUTION PROVISIONS


Au"
 .N.
                  11.501   GENERAL RULE
                              Distributions nun the Plan are subject to the provisions of Section 6 and the provisions of this
                              Section 11. lii the event of a conflict between the provisions of Section 6 and Section 11, the
                              t)rovisions of Section 11 shall control.
                  11.502    DISTRIBUTION REQUIREMENTS
                             Elective Deferrals, Qualified Nonelective
                             Contributions, and Qualified Matching
                             Contributions, and income allocable to each are not distributable to a Participant or his or her Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiary or Beneficiaries' election, earlier than upon separation from service, death or disability.

                             Such amounts may also be distributed upon:

                             A.   Termination of the Plan without the
                                  establishment of another defined contribution plan.

                                  other than an employee stock ownership
                                  plan (as defined in Section 4975(e) or Section 409 of the Code) or a simplified employee pension plan as defined in Section 408~).

                             B.   The disposition by a corporation to an
                                  unrelated corporation of substaatially all of the assets (within the meaning of Section 409(d)(2) of THE Code used in a trade or business of such corporation if such corporation continues to maintain tltis Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

                             C.   The disposition by a corporation to an
                                  unrelated entity of such corporation's
                                  interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues TO maintain THIS Plan. but only with respect to Employees who continue employment with such subsidiary.

                             D. The attainnnent of age 59 1/2 in the case ofa profit saarmg plan.

                             E. IF THE Employer has so eleeted in the Adoption Agreenent, the hardship of the Participant as described in Section 11.503.


All distributions that may be made purstusstto one or.more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Section 401(a)(1 1) and 417 of the Code. In addition, distributions after March31, 1988, that are triggered by any of the first three events enumerated above must be made in a lump sum.

11.503      HARDSHIP DISTRIBUTION
             A. General - If the Employer has so elected in the Adoption Agreement, distribution of Elective Deferrals (and any earnings credited to a Participant's account as of the end of the last Plan Year, ending before July 1, 1989) may be made to a Participant in the event of hardship. For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. Hardship distributions are subject to tie spousal consent requirements contained in Sections 40l(a)(1 1) and 417 of the Code.

             B.   Special Rules

                  1. The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Employee. the Employee's spouse or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee: payment of tuhion and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mongage of, the Employee's principal residence.

                  2. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

                      a. The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer:

                      b. All plans maintained by the Employer provide that the Employee's Elective Deferrals (and Nondeductible Employee Contributions) will be suspended for 12 months after the receipt of the hardship distribution;

                      C. The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distri'bttion); and

                      d. All plans maintained by the Employer provide that the lnmployee may not make Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit 'flier Section 402((pound)) of the Code for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.

11.504  DISTRIBUTION OF EXCESS ELECTION DEFERRALS

             A. GENERAL Rule - A Participant may assignto this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before the date specified in the Adoption Agreement of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Employer.

                  Notwithstanding any other provision of the Plan, E:scess Elective Deferrals, plus any income and minus any loss allocable theeto, shall be distributed no later than April 15 to any Participant to whose Individual Account Excess Elective Deferrals 'were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

             B. Determination of Income or Loss - Exeess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income of loss allocable to Excess Elective Deferrals is the sum of: (I) income or loss allocable to the Participant's Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Elective Deferrals for the year and the denominator is the Participant's Individual Account balance attributable to Elective Deferrals without regard to any income or ioss occurring during such taxable year; and (2)10% of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month. Notwithstanding the preeding sentence, the Plan Administrator may compute the income or loss allocable to Excess Elective Deferrals in the manner described in Section 4 (i.e,, the usual manner used by the Plan for allocating income or loss to Participants' Individual Accounts), provided such method is used consistently for all Pttticipats and for all corrective distributions under the Plan for the Plan Year.

11.505      DISTRIBUTION OF EXCESS CONTRIBUTIONS

             A. General Rule - Notwitltstanding any other provision of this Plan, Excess Contributions, plus any income and minu any loss allocable thereto, shall be distributed no later than the last day of each Plan Yearto Participants to whose Individual Accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed wore than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions of Panicipants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Elective Deferrals (and amounts treated as Elective Deterrals) of each frnily member that is combined to determine the combined ADP.

                  Excess Contributions (including the amounts recharacterized)
                      shall be treated as annual additions under the Plan.

             B. DeterminatioD or Income or Loss - Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or lqss allocable to Excess Contributions is the sum of' (1) income or loss allocable to Participant's Elective Deferr~l account (and, if applicable, the Qualified Nonelective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's Individual Account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurting during such Plan Year; antl (2) 10% of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month. Notwithstanding the preceding sentence. the Plan Administrator may compute the income or loss allocable to Excess Contributions in the manner described in
                  Section 4 (i.e.. the usual manner used by the Plan for allocating income or loss to Participants' Individual Accounts), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

             C. Accounting for Excess CODtributiOns - Excess Contributions shall be distributed fiom the Participant's Elective Deferral account and Qualified Matching Contribution account (IF applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent USED in THE ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Contribution account orly to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account.

11.506      DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS

             A. General Rule - Notwithstanding any other provision of this Pian, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if formitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Ptrticipants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the fannily members in proportion to the Employee and Matching Contributions (or mourn. treated as Matching Contributions) of each family member that is combined to determine the combined ACP. If such Excess Aggtegate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts.

                  Excess Aggregate Contributions shall be treated as annual additions under the Plan.

             B. Determination of Income or Loss - Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the Participant's Nondeductible Employee Contribution account. Matching Contribution account (if any. and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contrtution account and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Individual Account balance(s) attributable to Contribution Percentage

                  Atnounts without regard to any income or loss occunring during such Plan Year; and (2)10% of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of. distribution if distribution occurs after the 15th of such month. Notwithstanding the preceding sentence, the Plan Administrator may compute the incotne or loss allocable to Excess Aggregate Contributions in the manner described in Section 4 (i.e., the uuaal maneer used by the Plan for allocating income or loss to Participants' Individual Accounts), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

             C. Forfeitures of Excess Aggregate Contributions - Forfeituees of Excess Aggregate Contributions may either be reallocated to the accottnts of Contributing Participants who are not IIigltly Compensated Employees or applied to reduce Employer Contributions, as elected by the Employer in the Adoption Agreement.

               D. Accounting for Excess Aggregate Contributions - Excess Aggregate Contributions shall be forfeited. if forfeitable or distributed on a pro rata basis from the Participant's Nondeductible Employee Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant's Qualified Nonelective Contribution account or Elective Deferral account, or both).

    11.507    RECHARACTERIZATION
              A Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amoum in combination with other Nondeductible Employee Cpntributions made by that Employee would exceed any stated limit under the Plan on Nondeductible Employee Contributions.

              Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof Recharacterized amounts will be taxable to the Participant for the Participant's tax year in whi6h the Participant would have received them in cash.

    11.508 DISTIUBUTION OF ELECTIVE DEFERRALS IF EXCESS ANNUAL ADDITIONS Notwithstanding any other provision of the Plan, a Participant's Elective Deferrals shall be distributed.to him or her to the extent that the distribution will reduce an excess anaaal addition (as that term is described in Section 3.05 of the Plan),

  11.600      'VESTING

    11.601    100% VESTING ON CERTAIN CONTRIBUTIONS
              The Participant's accrued benefit derived from Elective Deferrals. Qualified Nonelective Contributions, Nondeductible Employee Contributions, and Qualified Matching Contributions is nonforfeitable. Separate accounts for Elective Deferrals, Qualified Nonelective Contributions, Nondeductible Employee Contributions, Matching Contributions, and Qualified Matching Contributions will be maintained for each Panicipant. Each account will be credited with the applicable contributions and earnings thereon.

    11.602    FORFEITURES AND "VESITNG OF MATCHING CONTRIBUTIONS
              Matching Contributions shall be Vested in accordance with the vesting schedule fbr Matching Contributions in the Adoption Agreement. In any event, Matching Contributions shall be flilly Vested at Normal Retirement Age, upon the complete or partial termination of the profit sirarlng plan, or upon the complete discontinuance of Employer Contributio~ Notwithstanding any other provisions of the Plan, Matching Contributions or Qualified Matching Contributions must be fbreited if the contributions to which they relate am Excess Elective Deferrals, Excess Contributions, Excess Aggregate Contributions or excess annual additions which are distubuted pursuant to Section 11.508. Such Forfeitures shall be allocated in accordance with Section 3.01(C).

              When a Participant incurs a Termination of Employment, whether a Forfeiture arises with respect to Matching Contributions shall be datermined in accordacce with Section 6.01(1)).

                             REVENUE PROCEDURE 96-55
                              TRANSFER AMENDMENT TO
                               BASIC PLAN DOCUMENT


THIS AMENDMENT IS EFFECTIVE: . (FOR PLANS, OTHER THAN THOSE ENTITLED TO EXTENDED RELIANCE AS DESCRIBED IN REV. RUT 94-76, INSERT A DATE NOT LATER THAN THEFIRSE DAY OFTHE FIRST PLAN YEAR BEGINNING ON OR AFTER DECEMBER 12, 1994, OR, FLATER,
 .90 DAYS AFTER DECEMBER 12, 1994. FOR PLANS ENTITLED TO EXTENDED RELIANCE, SEE REV. RUT 94-76FOR THE PERMISSIBLE EFFECTIVE DATE.)

Section 3.01(E)(2) is amended to read as follows:

For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in Section 1.07 of the Plan and shall exclude any amounts contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code even if the Employer has elected to include such contributions in the definition of Compensation used for other purposes under the Plan.

Section 3.04 is amended by adding the following sentence to the end of the second paragraph thereof:

Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's retirement, death, Disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 414(1) of the Internal Revenue Code, to this Plan from a money purchase pension plan qualified under Section 401(a) of the Internal Revenue Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).